                                                                     EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                                 PRIDECO, INC.

                          CHRISTIANA COMPANIES, INC.

                                 WILLIAM CHUNN

                                 DONALD MORRIS

                                SANDRA HAMILTON

                             ENERGY VENTURES, INC.

                                      and

                           GRANT ACQUISITION COMPANY


                              Dated May 22, 1995



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



                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
                                    ARTICLE 1
                          THE MERGER AND RELATED MATTERS  . . . . . . . . . . . . . . . . . .   1
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Closing and Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Conversion of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.5     Cancellation of Treasury Stock . . . . . . . . . . . . . . . . . . . . . . .   4
         1.6     Closing of the Company Transfer Books  . . . . . . . . . . . . . . . . . . .   4
         1.7     Shareholders' Representative . . . . . . . . . . . . . . . . . . . . . . . .   4

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . .   5
         2.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3     Subsidiaries and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4     Effect of Agreement; Consents  . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6     Absence of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7     Compensation and Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .   8
         2.8     Properties, Title and Related Matters  . . . . . . . . . . . . . . . . . . .  10
         2.9     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.12    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.14    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.15    Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.16    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.17    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.18    Warranties and Product Liability . . . . . . . . . . . . . . . . . . . . . .  16
         2.19    No Implied Representations and Warranties  . . . . . . . . . . . . . . . . .  17

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . .  17
         3.1     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2     Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.3     Execution and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.7     Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.8     Securities Law Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.9     Indebtedness and Agreements  . . . . . . . . . . . . . . . . . . . . . . . .  20

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                  EVI AND GRANT . . . . . . . . . . . . . . . . . . . . . . .  20
         4.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.2     Due Authorization, Execution and Delivery; Effect of Agreement . . . . . . .  20
         4.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4     Authorization for EVI Common Stock . . . . . . . . . . . . . . . . . . . . .  21
         4.5     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.6     SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                    ARTICLE 5
                                    COVENANTS   . . . . . . . . . . . . . . . . . . . . . . .  22
         5.1     Conduct of Business Operations . . . . . . . . . . . . . . . . . . . . . . .  22
         5.2     Maintain Assets and Operations . . . . . . . . . . . . . . . . . . . . . . .  23
         5.3     Litigation and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.4     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.5     Reasonable Efforts; Notification . . . . . . . . . . . . . . . . . . . . . .  25
         5.6     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.7     Board Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8     Shareholder Approval; Voting; Restriction on Disposition . . . . . . . . . .  27
         5.9     Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.10    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.11    Limitation on Dispositions . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.12    Purchase of EVI Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.13    Arthur Andersen Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                    ARTICLE 6
                               REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . .  29
         6.1     Demand Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2     Piggyback Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.3     Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.4     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.5     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                    ARTICLE 7
                                  ESCROW SHARES . . . . . . . . . . . . . . . . . . . . . . .  34
         7.1     Holdback of Escrow Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.2     Time Period of Holdback  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.3     Claims Against Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.4     Prohibition on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.5     Voting of Escrow Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.6     No Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                    ARTICLE 8
                 CONDITIONS TO EVI'S AND GRANT'S OBLIGATIONS  . . . . . . . . . . . . . . . .  36
         8.1     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . .  36
         8.2     Performance of Covenants and Agreements  . . . . . . . . . . . . . . . . . .  36
         8.3     Working Capital of the Company . . . . . . . . . . . . . . . . . . . . . . .  36
         8.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.5     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.6     Resignation of Directors and Officers  . . . . . . . . . . . . . . . . . . .  37
         8.7     Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.8     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         8.9     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.10    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.11    Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                    ARTICLE 9
                       CONDITIONS TO THE COMPANY'S AND THE
                           SHAREHOLDERS' OBLIGATIONS        . . . . . . . . . . . . . . . . .  37
         9.1     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . .  37
         9.2     Performance of Covenants and Agreements  . . . . . . . . . . . . . . . . . .  37
         9.3     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.5     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.6     NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.7     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.8     Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                   ARTICLE 10
                         TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . .  38
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.2    Effect on Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                   ARTICLE 11
                                INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  39
         11.1    Indemnification by the Shareholders  . . . . . . . . . . . . . . . . . . . .  39
         11.2    Environmental Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  39
         11.3    Tax Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.4    Products Liability and Warranty Indemnification  . . . . . . . . . . . . . .  40
         11.5    Working Capital Shortfall; Labor Matters   . . . . . . . . . . . . . . . . .  40
         11.6    Indemnification by EVI . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.7    Baskets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.8    Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.9    Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.10   Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.11   Adjustment of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.12   Failure to Pay Indemnification . . . . . . . . . . . . . . . . . . . . . . .  43
         11.13   Express Negligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.14   Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.15   Waiver of Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.16   Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                   ARTICLE 12
                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                    REPRESENTATIONS, WARRANTIES AND AGREEMENTS  . . . . . . . . . . . . . . .  44

                                   ARTICLE 13
                                   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE 14
                                  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  51
         14.1    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.2    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         14.5    Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.7    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.8    Construction and References  . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.9    Modification and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.10   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.11   Governing Law; Interpretation  . . . . . . . . . . . . . . . . . . . . . . .  55
         14.12   Dissenters Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         14.13   Attorney-Client Privilege  . . . . . . . . . . . . . . . . . . . . . . . . .  55

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger (this "Agreement") dated as of May 22, 1995, by and among Prideco, Inc., a Texas corporation (the "Company"), Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), William Chunn ("Chunn"), Donald Morris ("Morris"), Sandra Hamilton ("Hamilton", and collectively with Christiana, Chunn and Morris, the "Shareholders"), Energy Ventures, Inc., a Delaware corporation ("EVI"), and Grant Acquisition Company, a Texas corporation ("Grant").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock of the Company;

         WHEREAS, EVI proposes to acquire the Company through a merger of Grant, a wholly-owned Subsidiary of EVI, with and into the Company pursuant to which shares of Preferred Stock and Common Stock of the Company would be converted into EVI Common Stock, on the terms and conditions set forth herein;

         WHEREAS, the parties hereto wish to set forth the representations, warranties, agreements and conditions under which a merger (the "Merger") of Grant with and into the Company will occur;

         WHEREAS, the parties intend for the Merger to be a tax-free reorganization under Section 368 of the Code;

         WHEREAS, in connection with the Merger, Christiana has agreed to provide EVI with $9 million in funds to reduce the debt of the Company immediately following the Merger through a sale of additional shares of EVI Common Stock to Christiana on the terms and subject to the conditions set forth herein; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings given to them in Article 13 hereof, unless defined elsewhere in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                         THE MERGER AND RELATED MATTERS

         1.1     Merger.

                 (a) Upon the terms and subject to the conditions of this Agreement, Grant shall be merged with and into the Company in accordance with the TBCA. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall continue to have the name "Prideco, Inc.", continue its corporate existence under and be organized under and be governed by the TBCA and possess all the rights and assets of the Company and Grant and be subject to all of the liabilities and obligations of the Company and Grant in accordance with the provisions of the TBCA.

                 (b) The Articles of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter amended, except that the Articles of Incorporation of the Company shall be amended and restated as provided in the Restated Articles of Incorporation attached hereto as Exhibit 1.1.

                 (c) The authorized and issued capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, $.01 par value.

                 (d) The directors and officers of Grant immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation, or as otherwise provided by law.

                 (e) The Merger shall have the effects set forth in the TBCA. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and Grant, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and Grant, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

         1.2     Closing and Effective Time. Subject to the provisions of
Article 8 and Article 9 hereof, the closing (the "Closing") of the Merger shall take place at 9:00 a.m., Houston time, on the third Business Day after the day on which the waiting period under the HSR Act expires, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, or if any of the conditions set forth in Article 8 or Article 9 hereof have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as EVI and the Company shall agree (the "Effective Date"). The Merger shall be effective when properly executed Articles of Merger (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of Texas in accordance with the provisions of the TBCA, which filing shall be made as soon as practical on or after the Effective Date.

         1.3     Conversion of Stock.

                 (a) Except as provided in this Section 1.3 or in Section 1.5 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Common Stock or Preferred Stock or any holder of any shares of Grant Common Stock, each share of Common Stock and Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon the surrender of the certificates formerly representing such shares pursuant to Section 1.4 hereof, a fraction of a share of EVI Common Stock per share of Common Stock or Preferred Stock, as the case may be, determined as follows (the fraction of a share of EVI Common Stock issuable in exchange for the shares of Common Stock and Preferred Stock in the Merger shall be referred to as the "Conversion Rate" with respect to such shares):

                          (i) if the Market Price is equal to or greater than $12.00 but is less than or equal to $16.00, the Conversion Rate for the Common Stock shall be .59285 and the Conversion Rate for the Preferred Stock shall be .15286 (the applicable Conversion Rate for the Common Stock and the Preferred Stock being referred to as the "Base Conversion Rate" for such stock);

                          (ii) if the Market Price is greater than $16.00, (A) the Conversion Rate for the Common Stock shall be the quotient of (x) the product of $16.00 multiplied by the Base Conversion Rate for the Common Stock divided by (y) the Market Price (such quotient to be carried out to the fifth decimal place) and (B) the Conversion Rate for the Preferred Stock shall be the quotient of (x) the product of $16.00 multiplied by the Base Conversion Rate for the Preferred Stock divided by (y) the Market Price (such quotient to the carried out to the fifth decimal place); and

                          (iii) if the Market Price is less than $12.00, (A) the Conversion Rate for the Common Stock shall be the quotient of (x) the product of $12.00 multiplied by the Base Conversion Rate for the Common Stock divided by (y) the Market Price (such quotient to be carried out to the fifth decimal place) and (B) the Conversion Rate for the Preferred Stock shall be the quotient of (x) the product of $12.00 multiplied by the Base Conversion Rate for the Preferred Stock divided by (y) the Market Price (such quotient to the carried out to the fifth decimal place).

                 (b) No fractional shares of EVI Common Stock shall be issued to any holder of Common Stock or Preferred Stock in the Merger. To the extent the application of the Conversion Rate to all shares of Common Stock or Preferred Stock held by a Shareholder would result in a fractional number of shares of EVI Common Stock being issued to such holder in the Merger, the number of shares of EVI Common Stock issuable to such holder in respect of all such shares in the Merger shall be rounded up to the next whole number of shares of EVI Common Stock.

                 (c) Each share of Grant Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of stock in the Surviving Corporation.

                 (d) As of and after the Effective Time, no holder of any certificate that immediately prior to the Effective Time represented shares of Common Stock or Preferred Stock shall have any rights as a holder of Common Stock or Preferred Stock other than to receive the shares of EVI Common Stock issuable to such holder pursuant to the Merger.

                 (e) The Conversion Rate is based on the assumption that 2,644,775 shares of Common Stock and 1,891,891 shares of Preferred Stock will be issued and outstanding immediately prior to the Effective Time. To the extent there are more than such number of shares of Common Stock or such number of shares of Preferred Stock issued and outstanding immediately prior to the Effective Time, the Conversion Rate for such class of stock shall be reduced by multiplying the Conversion Rate by a fraction the numerator of which shall be the number of shares of the class set forth above and the denominator of which shall be the issued and outstanding shares of such class immediately prior to the Effective Time; provided, however, for purposes of this adjustment only, no increase in the number of shares of Common Stock shall be deemed to have occurred to the extent the increase results from the conversion of Preferred Stock into Common Stock at a conversion rate (determined after giving effect to the cancellation of any shares of Common Stock which are received on conversion and contributed to the capital of the Company for no consideration from the Company no later than immediately prior to the Effective Time such that the contributed shares of Common

Stock are not considered issued and outstanding for purposes of Section 1.3(a)) of not more than .25784 shares of Common Stock for each share of Preferred Stock.

                 (f) In the event of any stock dividend or other distribution to the holders of EVI Common Stock, stock split, recapitalization, combination, merger, consolidation or other similar change in capitalization, an adjustment to the Conversion Rate will be made. Such adjustment to the Conversion Rate shall be made so that the holder of a share of Common Stock or Preferred Stock would receive in the Merger for each share of EVI Common Stock issuable in the Merger such number of shares of EVI Common Stock and other securities or property as a holder of a share of EVI Common Stock as of the date hereof would have in respect of such share of EVI Common Stock as of the Effective Time. The Market Price and the $12.00 and $16.00 thresholds shall also be appropriately adjusted in the event of a stock split, reclassification or recapitalization to reflect the change in the number of shares of EVI Common Stock.

         1.4     Exchange.

                 (a) At the Closing, each Shareholder shall surrender to Grant the certificates for Common Stock and Preferred Stock owned by such Shareholder. Until so surrendered, certificates for shares of Common Stock and Preferred Stock shall represent, after the Effective Time, solely the right to receive the number of shares of EVI Common Stock issuable in respect of such shares determined pursuant to Section 1.3 hereof. Share certificates representing the Common Stock and Preferred Stock that are surrendered to Grant shall be canceled.

                 (b) At the Closing, certificates representing 85% of the shares of EVI Common Stock, rounded to the nearest whole share, that are issuable to the Shareholders in accordance with Section 1.3 hereof shall be delivered to the Shareholders and certificates representing the remainder of the shares of EVI Common Stock, rounded to the nearest whole share, that are issuable to the Shareholders in accordance with Section 1.3 hereof shall be retained by the Company in escrow (the "Escrow Shares") to be held pursuant to this Section 1.4 and Article 7 hereof.

         1.5 Cancellation of Treasury Stock. At the Effective Time, all shares of Common Stock and Preferred Stock that are owned directly or indirectly by the Company as treasury stock shall be canceled without any consideration being payable therefor.

         1.6 Closing of the Company Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and no transfers of shares of Common Stock or Preferred Stock shall thereafter be made.

         1.7 Shareholders' Representative. Each Shareholder agrees, by virtue of the Merger and without any action on the part of the Shareholder, at the Effective Time, that Christiana shall become the "Shareholders' Representative" and in such capacity shall have full power and authority to defend, compromise and settle, in its absolute discretion, on behalf of the Shareholders all claims for indemnification made by EVI, Grant and the Surviving Corporation and each of their respective Affiliates, officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns under Article 11 to the extent such indemnification is for the claim for which the Shareholders are jointly and severally obligated. Execution of this Agreement by the Shareholders constitutes an irrevocable appointment of Christiana as the Shareholders' Representative. Any action taken by the Shareholders' Representative on account of such a claim shall be final and binding with respect to each Shareholder for all purposes hereof and no Shareholder shall have any claim against Christiana on account thereof.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

                 The Company and each of the Shareholders hereby jointly and severally represent and warrant to EVI and Grant as follows:

         2.1     Corporate Organization.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to conduct its business as currently conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its Assets requires it to be so qualified or licensed, except as set forth in Schedule 2.1(a) or where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company.

                 (b) The Company has previously delivered to EVI true and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The minute books of the Company previously made available to EVI and Grant are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such.

         2.2     Capitalization.

                 (a) The authorized capital stock of the Company consists solely of 12,608,109 authorized shares of Common Stock, par value $.10 per share, of which 2,644,775 shares are issued and outstanding and 1,891,891 shares of Preferred Stock, par value of $.05 per share, all of which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person.

                 (b) The Shareholders own of record the Common Stock and the Preferred Stock in the respective amounts set forth in Schedule 2.2 hereto.

                 (c) Except for the rights of the holders of Preferred Stock to convert into the Common Stock at the rate of 1.17647 shares of Common Stock for each share of Preferred Stock, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the Company (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding described in clause (i) above.

         2.3     Subsidiaries and Affiliates.

                 (a) Set forth in Schedule 2.3(a) hereto is the name and description of each corporation, partnership, joint venture, association or other entity in which the Company owns any equity or other similar ownership interests and a description of such interests. Except as set forth on Schedule 2.3(a) hereto, such interests are owned by the Company free and clear of all Encumbrances and restrictive agreements, including, without limitation, voting trusts or stockholders agreements.

                 (b) Set forth in Schedule 2.3(b) hereto is a list of each Subsidiary of the Company.

                          (i) The Company's Subsidiaries that are corporations are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted, and to own, operate and lease the assets they now own, operate or hold under lease. Each of the Company's Subsidiaries that is not a corporation is duly organized under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as it is now being conducted, and to own, operate and lease the assets that it now owns, operates or holds under lease. The Company's Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the conduct of their respective businesses or the ownership or leasing of their respective assets require them to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

                          (ii) The Company has previously delivered to EVI true and correct copies of the Articles of Incorporation and Bylaws, or other similar corporate documents, of the Company's Subsidiaries as in effect on the date hereof. The minute books of the Company's Subsidiaries previously made available to EVI and Grant are complete in all material respects and reflect all action taken prior to the date of this Agreement by their board of directors and shareholders, in their capacities as such.

                          (iii) All the outstanding shares of capital stock of the Company's Subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All of the Company's direct or indirect ownership interests in the Company's Subsidiaries that are not corporations have been duly authorized and validly issued or vested, were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person, are fully paid and, except as set forth in the organizational documents of such Subsidiaries, are non-assessable. Except as set forth on Schedule 2.3(a) hereto, all such stock and ownership interests are owned of record and beneficially by the Company, either directly or indirectly, free and clear of all Encumbrances and restrictive agreements, including, without limitation, voting trusts or shareholder agreements.

                          (iv) There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the Company's Subsidiaries (A) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of such Subsidiary or any securities or obligations convertible into or exchangeable for such shares or (B) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding described in clause (A) above.

                          (v) Prideco Europe Limited, a Scottish corporation and wholly-owned Subsidiary of the Company, had no revenues for the year ended March 31, 1995.

         Except as set forth in Schedule 2.3(b), neither the Company nor its wholly-owned Subsidiary, Prideco Holdings, Inc., a Delaware Corporation, has any continuing obligations or liabilities with respect to Prideco de Venezuela, S.A., a joint venture which is 49% owned by Prideco Holdings, Inc.

         2.4     Effect of Agreement; Consents.

                 (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to obtaining the Shareholder approval required under the TBCA, the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (b) Except for filings under the HSR Act, the approval of the Merger by the Shareholders as required by the TBCA, the filing and recordation of Articles of Merger as required by the TBCA and as set forth in Schedule 2.4(b) hereto and in the case of clauses (i), (iii) and (iv) below, those matters that would not have a Material Adverse Effect on the Company, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) do not require the consent, approval, clearance, waiver, order or authorization of any Person, (ii) do not violate any provision of the Articles of Incorporation or Bylaws of the Company, (iii) do not conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other Governmental Entity to which the Company is subject or any of its Assets is bound and (iv) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company is a party or to which any of the Assets are subject (such consents, approvals, clearances, waivers, orders, authorizations and other matters hereinafter referred to as the "Material Consents").

                 (c) Except as set forth on Schedule 2.4(c) hereto, the execution, delivery and performance of this Agreement by the Company will not result in the loss of any material governmental license, franchise or permit possessed by the Company or give a right of acceleration or termination to any party to any material agreement or other instrument to which the Company is a party or by which any of the Assets are bound, or result in the loss of any right or benefit under such agreement or instrument.

         2.5 Financial Statements. True and correct copies of the audited balance sheet of the Company as of June 30, 1994 and 1993, statement of cash flows for each of the two years ended June 30, 1994 and 1993, and the statement of income for each of the years ended June 30, 1994, 1993 and 1992, and the unaudited condensed balance sheet of the Company at March 31, 1995, statement of cash flows for the nine months ended March 31, 1995, and the statement of income for the nine months ended March 31, 1995 (collectively, the "Financial Statements"), have been previously delivered to EVI and Grant. The Financial Statements fairly present the financial position of the Company as at the dates thereof and the cash flows and results of operations for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company, except for normal year-end adjustments for interim periods and as set forth in Schedule 2.5 hereto. Except as set forth in Schedule 2.5 hereto, as of March 31, 1995, the Company did not have any liability of any kind or manner, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements and that was required under generally accepted accounting principles, as consistently applied by the Company, to have been reflected or disclosed in such Financial Statements.

         2.6 Absence of Certain Events. Except as set forth on Schedule 2.6 hereto, since March 31, 1995, there has not been (a) any Material Adverse Effect on the Company through the date hereof, (b) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) (i) any granting by the Company to any executive officer of the Company of any increase in compensation, (ii) any granting by the Company to any executive officer of any increase in severance or termination pay, or (iii) any entry by the Company into any employment, severance or termination agreement with any executive officer, (d) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect on the Company, (e) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, (f) any event prior to the execution of this Agreement which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 hereof, (g) any condition, event or occurrence through the date hereof which, individually or in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of the Company to consummate the transactions contemplated by this Agreement or (h) any agreement, in writing or otherwise, by the Company or any corporate action by the Company with respect to the foregoing.

         2.7     Compensation and Benefit Plans.

                 (a) Schedule 2.7 hereto contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company for the benefit of any present or former officers or employees of the Company. The Company has delivered to EVI true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent three annual reports on Form 5500 filed with the IRS with respect to each Benefit Plan, (if any such report was required), (iii) the most recent IRS determination letter and all rulings or determinations requested subsequent to the date of that letter, (iv) the most recent actuarial report for each Benefit Plan for which an actuarial report is required, (v) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and each summary of material modifications prepared after the last summary plan description, (vi) each trust agreement and group annuity contract relating to any Benefit Plan and (vii) all material correspondence for the last three years with the IRS or Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated or announced plan audits.

                 (b) Except as set forth in Schedule 2.7 hereto, all Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under
Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the Knowledge of the Company and the Shareholders, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. The Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the PBGC with respect to each Pension Plan for which premiums are required. No Pension Plan maintained by the Company has been terminated under circumstances which would result in liability to the PBGC.

                 (c) Each Benefit Plan which has been or is sponsored, participated in or contributed to by the Company: (i) is in compliance in all material respects with all reporting and disclosure requirements of ERISA, including, but not limited to, Part 1 of Subtitle B of Title I of ERISA, (ii) has had the appropriate Form 5500 filed timely for each year of its existence,
(iii) has at all times complied with the bonding requirements of Section 412 of ERISA and (iv) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company which may subject the Company to the payment of any penalty, interest, tax or other obligation.

                 (d) All voluntary employee benefit associations have been submitted to and approved as exempt from Federal income tax under Section 501(c)(9) of the Code by the IRS.

                 (e) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provision in any Benefit Plan.

                 (f) The Company does not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan which provides for health benefit coverage following termination of employment except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                 (g) No Pension Plan that the Company maintains, or to which the Company is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA, collectively, the "Multiemployer Pension Plans"), had, as of the respective annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to EVI. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the Knowledge of the Company and the Shareholders, none of the Company, any officer of the Company or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i)(1) of ERISA. Neither any of such Benefit Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and neither the Company nor any of the Shareholders has Knowledge of any other reportable events with respect thereto during the last five years. The Company has not suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

                 (h) With respect to any Benefit Plan that is an employee welfare benefit plan, (i) no such Benefit Plan includes a welfare benefits fund, as such term is defined in

Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company on or at any time after the consummation of the Merger.

         2.8     Properties, Title and Related Matters.

                 (a) There is set forth on Schedule 2.8(a) hereto a description of each item of personal property, excluding inventory, owned by the Company that has a book value greater than $25,000. The Company has good and marketable title to all of its personal property that is material to the Company's business, results of operations, financial condition or Assets (including, without limitation, those items of personal property set forth on Schedule 2.8(a) hereto), free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 2.8(a) hereto.

                 (b) There is set forth on Schedule 2.8(b) hereto a description of each item of personal property leased by the Company for which the annual rent payable under the applicable lease or contract exceeds $5,000. The Company has good title to all the leasehold estates pursuant to which the personal property set forth on Schedule 2.8(b) hereto is leased, free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 2.8(b). The Company has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the Company) under the terms of any lease or other agreement pursuant to which the personal property set forth on
Schedule 2.8(b) hereto is leased, except for a default or breach that would not have a Material Adverse Effect on the Company. To the Knowledge of the Company and the Shareholders, all of such leases or other agreements are in full force and effect, except for any failure that would not have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company and the Shareholders, threatened disputes with respect to any lease or other agreement pursuant to which the personal property set forth on Schedule 2.8(b) is leased and, to the Knowledge of the Company and the Shareholders, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse or time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement, except for any dispute, breach or default that would not have a Material Adverse Effect on the Company.

                 (c) There is set forth on Schedule 2.8(c) hereto the legal description of all real property owned by the Company. The Company has good and marketable title to all of the real property set forth on Schedule 2.8(c) hereto, in fee simple absolute, free and clear of all Encumbrances, except for Permitted Encumbrances and as set forth in Schedule 2.8(c) hereto. No parcel of the real property set forth on Schedule 2.8(c) hereto is subject to any governmental decree or is being condemned, expropriated or otherwise taken by any public authority, with or without payment of compensation therefor, and, to the Knowledge of the Company and the Shareholders, no such condemnation, expropriation or taking has been proposed; provided, however, immaterial easements and condemnations after the date of this Agreement that do not adversely affect the operations of the Company in the ordinary course of business or the value or use of the Company's material assets shall not constitute a violation of this Section 2.8(c).

                 (d) There is set forth on Schedule 2.8(d) hereto a list of all leases of the Company with respect to real property leased by the Company for which the annual rent payable under the applicable lease or contract exceeded $10,000. The Company has good title to all the leasehold estates pursuant to which the real property set forth on
Schedule 2.8(d) hereto is leased, free and clear of all Encumbrances, except for Permitted Encumbrances. The Company has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the Company) under the terms of any lease or other agreement pursuant to which the real property set forth on
Schedule 2.8(d) hereto is leased. To the Knowledge of the Company and the Shareholders, all of such leases or other agreements are in full force and effect, except for any failure that would not have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company and the Shareholders, threatened disputes with respect to any lease or other agreement pursuant to which the real property set forth on Schedule 2.8(d) hereto is leased and, to the Knowledge of the Company and the Shareholders, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement, except for any dispute, breach or default that would not have a Material Adverse Effect on the Company.

                 (e) There is no (i) change which the Company or any of the Shareholders have Knowledge of contemplated in any law, statute, ordinance, rule, regulation, order or determination of any Governmental Entity, (ii) law, statute, ordinance, rule, regulation, order or determination of any Governmental Entity or any restrictive covenant or deed restriction affecting the real property described in Section 2.8(c) and (d) hereof, including without limitation any zoning ordinances, building codes, flood disaster laws, wetlands regulations, health laws or environmental laws, (iii) judicial or administrative action, (iv) action by adjacent landowners, (v) administrative action, (vi) natural or artificial conditions on or about the real property identified in
Section 2.8(c) and (d) hereof or (vii) significant adverse fact or condition relating to such real property or its use that would, in each case, prevent, limit, impede or render more costly the ownership, operation or maintenance of such real property compared to the cost at the date hereof if the same would have a Material Adverse Effect on the Company.

         2.9 Legal Proceedings. Except as set forth in Schedule 2.9 hereto, there is no legal, judicial, administrative, governmental, arbitration or other action or proceeding or governmental investigation pending or, to the Knowledge of the Company or the Shareholders, threatened against the Company or affecting any of its Assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that would, in any such case, prevent the Company from consummating the transactions contemplated by this Agreement or that would have a Material Adverse Effect on the Company. The Company is not in violation of or default under any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including, without limitation, any immigration laws or regulations) of any court or other Governmental Entity applicable to its business if such violation or default would have a Material Adverse Effect on the Company. Except as set forth in
Schedule 2.9 hereto as of the date hereof, there are no judgments, orders, injunctions or decrees of any Governmental Entity in which the Company is a named party or any of its Assets are identified and subject.

         2.10 Insurance. Schedule 2.10 hereto sets forth all existing insurance policies held by the Company relating to the business, Assets, employees or agents of the Company. Each such policy is in full force and effect and is with insurance carriers believed by the Company to be responsible. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. All retroactive premium adjustments for any period ended on or before March 31, 1995, under any worker's compensation policy or any other insurance policies of the Company have been recorded in accordance with generally accepted accounting principles and are reflected in the Financial Statements. Except for such policies which are identified in writing by the Company to EVI not later than 20 days from the date hereof, none of such policies will terminate as a result of the transactions contemplated by this Agreement.

         2.11    Material Contracts.

                 (a) Except as set forth in Schedule 2.11(a) hereto and as permitted by Section 5.1 of this Agreement for contracts, agreements, commitments or leases entered into after the date hereof, the Company is not a party to or bound by:

                          (i) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock,

                          (ii) other than expenditures regularly made in the ordinary course of business of the Company for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $50,000,

                          (iii) any outstanding loan or advance by the Company to, or investment by the Company in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables, and advances to employees for expenses not to exceed $20,000 in the aggregate at any one time, arising in the ordinary course of business),

                          (iv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by the Company or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business),

                          (v) any management service, consulting or any other similar type of contract or agreement,

                          (vi) any agreement, contract or commitment limiting the freedom of the Company or any Affiliate of the Company to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area,

                          (vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to the Company within 30 days,

                          (viii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Company's cost of producing such goods or providing such services,

                          (ix) any agreement or contract obligating the Company or that would obligate or require any subsequent owner of the business currently conducted by the Company or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by the Company),

                          (x) any sales, distributorship or similar agreement relating to the products sold or services provided by the Company,

                          (xi) any license, royalty or similar agreement; or

                          (xii) any agreement, contract or commitment that the Company expects to have a Material Adverse Effect on the Company.

Schedule 2.11(a) hereto sets forth with respect to each mortgage, security agreement, letter of credit or guaranty, a cross reference to the principal agreement, instrument or document referred to in Schedule 2.11(a) pursuant to which such mortgage, security agreement, letter of credit or guaranty was executed or to which such mortgage, security agreement, letter of credit or guaranty relates.

                 (b) Schedule 2.11(b) hereto sets forth (i) the aggregate outstanding principal as of March 31, 1995, with respect to each loan, credit or other agreement, instrument or document listed in Schedule 2.11(a) hereto relating to the borrowing of money by the Company and (ii) the amount of available borrowings as of March 31, 1995, with respect to each such loan, credit or other agreement, instrument or document.

                 (c) Neither the Company nor, to the Knowledge of the Company and the Shareholders, the other contracting parties thereto have breached any provision of or are in default (and no event or circumstance exists, to the Knowledge of the Company and the Shareholders with respect to other parties, that with notice, or the lapse of time or both, would constitute a default) under the terms of any agreement listed in Schedule 2.11(a) hereto. All contracts, agreements, indentures, leases and other instruments listed in Schedule 2.11(a) hereto are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company and the Shareholders, threatened disputes with respect to the contracts, agreements, indentures, leases or instruments described in
Schedule 2.11(a) hereto. The Company is not obligated to pay any liquidated damages under any of the contracts, agreements, indentures, leases or other instruments described in Schedule 2.11(a) hereto and neither the Company nor any of the Shareholders is aware of any facts or circumstances that could reasonably be expected to result in an obligation of the Company to pay any such liquidated damages.

         2.12 Brokerage. Except for Wertheim Schroder & Co., whose fees shall be paid by the Company and included as a current liability in the Working Capital, no investment banker, broker or finder has acted directly or indirectly for the Company or any Shareholder in connection with this Agreement or the transactions contemplated hereby. Except as set forth on Schedule 2.12 hereto, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any Shareholder.

         2.13 Intellectual Property. Except as set forth on Schedule 2.13 hereto, the Company owns, or is licensed or otherwise has the right to use all Intellectual Property that is material to the condition (financial or otherwise) or conduct of the business and operations of the Company. To the Knowledge of the Company and the Shareholders, (a) the use of the Intellectual Property by the Company does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company which could have a Material Adverse Effect on the Company and (b) no Person is infringing on any right of the Company with respect to any Intellectual Property. No claims are pending or, to the Knowledge of the Company and the Shareholders, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property. To Knowledge of the Company and the Shareholders, no Person is infringing the rights of the Company with respect to any Intellectual Property. Except as set forth on Schedule 2.13 hereto, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances (other than Permitted Encumbrances) and was not misappropriated from any Person. All of the Intellectual Property that is licensed by the Company is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property.

         2.14    Environmental Matters.

                 (a) Except as set forth in Schedule 2.14 hereto, the Company has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity, except where the failure to so operate in compliance would not have a Material Adverse Effect on the Company.

                 (b) Except as set forth in Schedule 2.14 hereto, there are no existing, pending or, to the Knowledge of the Company and the Shareholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against the Company or its Assets which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

                 (c) Except as set forth in Schedule 2.14 hereto, all notices, permits, licenses or similar authorizations required to be obtained or filed by the Company under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by the Company or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect, except where the failure to do so would not have a Material Adverse Effect on the Company.

                 (d) Neither the Company nor the Shareholders has received notice that any permit, license or similar authorization is to be revoked or suspended by any Governmental Entity.

                 (e) The Company does not own or operate any underground storage tanks.

                 (f) No portion of the Assets or any other assets or properties currently or previously leased or owned by the Company is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                 (g) All Waste Materials generated by the Company have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws, except where the failure to do so would not have a Material Adverse Effect on the Company.

                 (h) No Person has disposed or released any Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by the Company and the Company has not disposed or released Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by the Company, except (i) in compliance with all Environmental Laws and (ii) where such disposal or release would not have a Material Adverse Effect on the Company.

                 (i) No facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of the Company, the Assets or any other assets or properties currently or previously leased or owned by the Company in connection with (i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law, except for such facts and circumstances that would not have a Material Adverse Effect on the Company.

         2.15 Licenses and Permits. Except as set forth in Schedule 2.15 hereto, the Company has all material federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of the Company's business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Knowledge of the Company and the Shareholders, threatened to revoke or limit any thereof. Schedule 2.15 hereto contains a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which the Company is operating or bound, copies of all of which have been furnished to EVI and Grant, and (c) all material governmental licenses and permits applied for but not yet received by the Company. The Company has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to the Company, the Assets or the operation of the Company's business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Knowledge of the Company and the Shareholders, that are threatened relating to the business or employment practices of the Company.

         2.16    Taxes.  Except as set forth in Schedule 2.16 hereto:

                 (a) all Tax Returns of or relating to any Taxes that are required to be filed on or before the Effective Date, subject to any allowable extension periods, for, by, on behalf of or with respect to the Company, including, but not limited to, those relating to the income, business, operations or property of the Company (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be paid in full on or before the Effective Date, except where the failure to file or to timely file Tax Returns and to pay Taxes would not have a Material Adverse Effect on the Company;

                 (b) all such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed in all material respects, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

                 (c) none of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Knowledge of the Company and the Shareholders, threatened against the Company with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                 (d) all Taxes assessed and due and owing from or against the Company on or before the Effective Date (including, but not limited to, ad valorem Taxes relating to any property of the Company) have been or will be timely paid in full on or before the Effective Date;

                 (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on the Company for any and all periods ending on or before the Effective Date, or through and including the Effective Date for periods that have not ended on or before the Effective Date, have been or will be timely satisfied in full on or before the Effective Date or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the financial statements of the Company on or before the Effective Date; and

                 (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

         2.17 Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. At the date hereof, there are no disputes with employees in general to which the Company is a party. At the date hereof, there are no strikes, slowdowns or picketing against the Company (or, to the Knowledge of the Company and the Shareholders, against any material supplier of goods or services to the Company) pending or, to the Knowledge of the Company and the Shareholders, threatened. At the date hereof, the Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

         2.18    Warranties and Product Liability.

                 (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 2.18 hereto, the Company has not given or made any warranties in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. To the Knowledge of the Company and the Shareholders, there is no state of facts or occurrence of any event forming the basis of any present claim against the Company with respect to warranties relating to products manufactured, sold or distributed by the Company or services performed by or on behalf of the Company that could reasonably be expected to materially exceed the reserves therefor.

                 (b) To the Knowledge of the Company and the Shareholders, there is no state of facts or any event forming the basis of any present claim against the Company not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Company that would, if adversely determined, have a Material Adverse Effect on the Company.

         2.19 No Implied Representations and Warranties. It is the explicit intent of the parties hereto that neither the Company nor any Shareholder is making any representation or warranty whatsoever, express or implied, beyond those expressly given in Articles 2 and 3 of this Agreement, including, but not limited to, any implied warranty or representation as to condition, merchantability or suitability as to any of the Assets. IT IS UNDERSTOOD THAT, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE HEREIN, EVI AND GRANT WILL ACQUIRE THE ASSETS OF THE COMPANY "AS IS" AND "WHERE IS".

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

         Each Shareholder severally and not jointly covenants with respect to Sections 3.1(b), 3.8 and 3.9 and severally and not jointly represents and warrants to EVI and Grant with respect to the Company and with respect to such Shareholder but not with respect to any other Shareholder as follows:

         3.1     Tax Matters.

                 (a) Except as set forth on Schedule 3.1 hereto, such Shareholder has no present plan or intention to engage in a sale, exchange, transfer, reduction of risk of ownership or other direct or indirect disposition of (i) shares of EVI Common Stock to be issued to him in the Merger, which shares have an aggregate fair market value, as of the Effective Time, in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of the outstanding Common Stock of the Company or (ii) more than 50% of the shares of EVI Common Stock to be received by such Shareholder in the Merger.

                 (b) Other than in the ordinary course of its business, the Company has made (and will make) no transfer of any of its assets in contemplation of the Merger or during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with EVI regarding the Merger (or any other form of disposition of the assets or stock of the Company other than in the ordinary course of business). For the purposes of this Section 3.1(b), a transfer of assets includes any distribution of assets with respect to stock or in redemption of stock.

                 (c) Pursuant to the Merger, at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Surviving Corporation immediately subsequent to the Merger.

         3.2 Power and Authority. Such Shareholder has the requisite legal capacity and full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.3 Execution and Delivery. Such Shareholder has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 Effect of Agreement. The execution, delivery and performance by such Shareholder of this Agreement, the consummation by such Shareholder of the transactions contemplated hereby and the compliance by such Shareholder with the provisions hereof will not conflict with, or result in any violation of or default by such Shareholder (with or without notice or lapse of time, or both) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets or properties may be bound, or any statute or any judgment, decree, order, rule or regulation of any Governmental Entity to which such Shareholder is a party or by which any Shareholder or any of the assets or properties of such Shareholder may be bound.

         3.5 Consents. Except for filings under the HSR Act and as set forth in Schedule 3.5 hereto, no consents, approvals or authorizations of any Person (other than those which have been obtained) are required on the part of such Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.6 Litigation. There is no legal, judicial, administrative, governmental, arbitration or other action or proceeding pending or, to the Knowledge of such Shareholder, threatened against such Shareholder that could reasonably be expected to affect the ability of such Shareholder to perform such Shareholder's obligations under this Agreement.

         3.7 Stock Ownership. Such Shareholder is the record and beneficial owner of the shares of Common Stock and Preferred Stock as described in Schedule 2.2 hereto, and has full authority to vote all of such shares as contemplated by this Agreement and, except as set forth on Schedule 2.2 hereto, the shares of Common Stock and Preferred Stock owned by such Shareholder as set forth in Schedule 2.2 hereto are owned free and clear of all Encumbrances and restrictive agreements, including, without limitation, voting trusts or stockholders agreements. Except as set forth on Schedule 2.2 hereto, such Shareholder has full authority to transfer pursuant to the Merger all of the shares of Common Stock owned by such Shareholder free and clear of all Encumbrances and restrictive agreements, including, without limitation, voting trusts or stockholders agreements.

         3.8     Securities Law Matters.

                 (a) Such Shareholder recognizes and understands that the EVI Common Stock to be issued to such Shareholder pursuant to the Merger (the "securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Shareholders contained herein.

                 (b) Such Shareholder represents and warrants as to such Shareholder that (i) such Shareholder (with the exception of Sandra Hamilton, whose business knowledge and experience is based both on her and her husband, Al Hamilton, jointly) has business knowledge and experience, such experience being based on actual participation therein, (ii) such Shareholder is capable of evaluating the merits and risks of an investment in the EVI Common Stock and the suitability thereof as an investment therefor, (iii) the EVI Common Stock to be acquired by such Shareholder in connection with the Merger will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) such Shareholder's residence and domicile, in the case of each Shareholder that is a natural person is in the State of Texas and the principal corporate offices of Christiana are in the State of Wisconsin, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Company or EVI or as to the value of the EVI Common Stock and (vi) such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Such Shareholder understands that none of EVI, Grant or the Company is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 6 hereof.

                 (c) Such Shareholder has consulted with such Shareholder's own counsel in regard to the securities laws and is fully aware
(i) of the circumstances under which such Shareholder is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least two years from the date of acquisition of the securities. Such Shareholder has been advised by such Shareholder's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Such Shareholder acknowledges that EVI, Grant and the Company are relying upon the truth and accuracy of the representations and warranties in this Section 3.8 by such Shareholder in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                 (d) Such Shareholder has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of shareholders of EVI to be held on May 19, 1995 and (ii) copies of EVI's Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission under the Exchange Act. Such Shareholder has been furnished with the complete financial statements of the Company for the fiscal years ended December 31, 1992, 1993 and 1994, and the three months ended March 31, 1994 and 1995. Such Shareholder has been furnished with a summary description of the terms of the EVI Common Stock and EVI, the Company and Grant have made available to such Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Shareholders as set forth herein or for the purpose of considering the transactions contemplated hereby. EVI has offered to make available to such Shareholder upon request at any time all exhibits filed by EVI with the Commission as part of any of the reports filed therewith.

                 (e) Each Shareholder agrees that the certificates representing his EVI Common Stock to be acquired pursuant to the Merger will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED

         FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each Shareholder understands and agrees that appropriate stop transfer notations will be placed in the records of EVI and with its transfer agents in respect of the securities which are to be issued to the Shareholders in the Merger.

         3.9 Indebtedness and Agreements. Immediately subsequent to the Effective Time, the Surviving Corporation will have no indebtedness outstanding that is payable to any Shareholder or any of their respective Affiliates, except for benefits pursuant to Benefit Plans listed on the schedules hereto. Immediately subsequent to the Effective Time, except for this Agreement, there will be no agreements, contracts, leases, arrangements or other understandings (either written or oral) between such Shareholder and the Surviving Corporation, except for benefits pursuant to Benefit Plans listed on the schedules hereto.


                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                                 EVI AND GRANT

         EVI and Grant hereby jointly and severally represent and warrant to and covenant and agree with the Company and each Shareholder as follows:

         4.1 Corporate Organization. EVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Grant is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. EVI and Grant have all requisite corporate power and authority to carry on their respective businesses as now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2     Due Authorization, Execution and Delivery; Effect of Agreement.

                 (a) The execution, delivery and performance by EVI and Grant of this Agreement and the consummation by EVI and Grant of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EVI and Grant. This Agreement has been duly and validly executed and delivered by EVI and Grant and constitutes the legal, valid and binding obligation of EVI and Grant, enforceable against each of them in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (b) Except as set forth in Schedule 4.3 hereto, the execution, delivery and performance of this Agreement by EVI and Grant and the consummation by EVI and Grant of the transactions contemplated hereby will not violate any provision of, or constitute a default under, (i) any contract or other agreement to which EVI or Grant is a party or by which either of them is bound, (ii) conflict with its charter or bylaws, or (iii) conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other

Governmental Entity to which EVI or Grant is subject or any of their Assets is bound, other than, with respect to clauses (i) and (iii), violations, defaults or conflicts that would not materially and adversely affect the ability of EVI or Grant to consummate the transactions contemplated by this Agreement.

         4.3 Consents. Except as set forth in Schedule 4.3 hereto, the listing on the NYSE of the shares of EVI Common Stock issuable pursuant to this Agreement, for filings under the HSR Act, the filing and recordation of Articles of Merger as required by the TBCA, and those matters that would not have a Material Adverse Effect on EVI and its Subsidiaries taken as a whole, there is no consent, approval, clearance, waiver, order, or authorization of, or exemption by, or filing with, any Governmental Entity or any Person required in connection with the execution, delivery or performance by EVI and Grant of this Agreement or the taking of any other action contemplated hereby that has not heretofore been made and obtained.

         4.4 Authorization for EVI Common Stock. EVI has taken all necessary action to permit it to issue the number of shares of EVI Common Stock required to be issued pursuant to the terms of this Agreement. The shares of EVI Common Stock issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The EVI Common Stock issuable pursuant to this Agreement will, when issued, be listed on the NYSE.

         4.5 Brokerage. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of this Agreement or the transactions contemplated hereby based in any way on agreements, arrangements or understandings made by or on behalf of Grant or any Affiliate of Grant.

         4.6 SEC Documents. EVI has provided to the Company and the Shareholders its Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and its proxy statement with respect to the Annual Meeting of Stockholders to be held on May 19, 1995 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of EVI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of EVI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information, for normal year-end adjustments).

                                   ARTICLE 5
                                   COVENANTS

         The parties covenant and agree as follows:

         5.1     Conduct of Business Operations.

                 (a) Except as expressly contemplated by this Agreement, the Company shall not without the prior written consent of EVI:

                          (i) increase the rate or form of compensation payable to any employee or increase any employee benefits or adopt or amend (other than amendments that reduce the amounts payable by the Company or are required by law to preserve the qualified status of a plan or contract) in any respect any Benefit Plan, other than increases in the ordinary course of business of the Company for persons who are not officers of the Company, or enter into any employment, severance or similar contract with any Person (including, without limitation, contracts with management of the Company that might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

                          (ii) sell, lease or otherwise dispose of any Assets or any interests therein, or enter into, or consent to the entering into of, any agreement granting to any third Person a right to purchase, lease or otherwise acquire any Assets or interests therein, except in each case in the ordinary course of business;

                          (iii)   amend its Articles of Incorporation or Bylaws;

                          (iv) enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

                          (v) organize, invest in or acquire an equity interest in any corporation, partnership, joint venture, association or other entity or organization;

                          (vi) except for borrowings in the ordinary course of business under the BankAmerica Business Credit Facility listed on
         Schedule 2.11(a) hereto, create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for monies borrowed, or make any loan or advance to any Person (other than trade receivables, and advances to employees for expenses not to exceed $20,000 in the aggregate at any one time, in the ordinary course of business);

                          (vii) (A) enter into any new line of business, (B) except for capital expenditures contemplated on Schedule 5.1 hereto, incur or commit to any capital expenditures or financing which individually, or in the aggregate with respect to a series of related capital expenditures or financing, exceed $200,000, or exceed $1,000,000 in the aggregate for all such capital expenditures or financings, (C) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing all or substantially all of the assets of, or in any manner, any Person,
         (D) other than in the ordinary course of business and such acquisitions otherwise permitted under this Section 5.1, otherwise acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $50,000, or (E) waive any right under or cancel any contract, debt or claim listed in Schedule 2.11(a) hereto, which waiver or cancellation would have a Material Adverse Effect on the Company;

                          (viii) except for the conversion of outstanding Preferred Stock into Common Stock at a conversion rate of not more than .25784 shares of Common Stock for each share of Preferred Stock (such conversion rate to be determined as provided in and subject to the provisions of Section 1.3(e) hereof), issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock or other ownership interests of any class, or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares, interests or convertible or exchangeable securities or enter into any agreement or understanding or offer or propose to do any of the foregoing or take any preliminary action with respect to such matters;

                          (ix) enter into any contract, commitment or arrangement (or amend, modify, supplement or otherwise alter the terms of any existing contract, agreement or instrument set forth in
         Schedule 2.11(a) hereto with any Person or enter into a contract, commitment or arrangement with respect to any sales, agency or other contract in each case (A) for personal services with any Person providing for payments in excess of $5,000 (other than the hiring or employees in the ordinary course of business) or (B) requiring payment for any goods or services whether or not such goods or services are provided; or

                          (x) maintain its books of account other than in accordance with past practice or, except as required by generally accepted accounting principles, make any change in any of its accounting methods or practices.

                 (b) Other than conversion of outstanding Preferred Stock into Common Stock at the rate of not more than .25784 shares of Common Stock for each share of Preferred Stock (such conversion rate to be determined as provided in and subject to the provisions of Section 1.3(e) hereof), the Company shall not without the prior written consent of EVI, (i) declare or pay any dividend on or make any other distribution in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iii) purchase, redeem or otherwise acquire any shares of its capital stock or (iv) except as contemplated by this Agreement, enter into any agreement or other transaction with a Shareholder or an Affiliate of a Shareholder. Christiana agrees that if it converts its shares of Preferred Stock into shares of Common Stock, it shall contribute to the Company such number of shares of Common Stock as shall be necessary to result in it holding immediately prior to the Effective Time a number of shares of Common Stock with respect to its shares of Preferred Stock that would not be greater than the number of shares of Common Stock it would have held had its shares of Preferred Stock been converted into Common Stock at a rate of .25784 shares of Common Stock for each share of Preferred Stock.
Such conversion shall be without any payment or other additional consideration paid to Christiana for such contribution. Christiana agrees that it will not convert its shares of Preferred Stock into Common Stock if the contribution contemplated hereby would result in the Company recognizing any income for Tax purposes or would otherwise have an adverse effect on the Company.

         5.2 Maintain Assets and Operations. The Company shall (a) carry on its business in the ordinary course consistent with past practices and in compliance with all applicable laws, rules and regulations, except where the failure to be in such compliance would not have a Material Adverse Effect on the Company, (b) use its reasonable efforts to collect its accounts receivable, (c) use its reasonable efforts to preserve its business organization, maintain its rights and franchises, keep available the services of its officers and employees and preserve the goodwill and its relationships with customers, suppliers and others having business dealings with it, (d) use its reasonable efforts to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to the Assets (other than those expiring by their terms and those whose failure to preserve would not have a Material Adverse Effect on the Company), (e) use its reasonable efforts to perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts, except where the failure to perform would not have a Material Adverse Effect on the Company) and (f) consistent with past practices, use its reasonable efforts to safeguard and maintain secure all engineering data, reports and other confidential data in the possession of the Company relating to the Assets, including the Intellectual Property.

         5.3     Litigation and Claims.

                 (a) The Company and the Shareholders shall promptly inform EVI in writing of any litigation, or any claim or controversy or contingent liability of which the Company or any Shareholder has Knowledge of that might reasonably be expected to become the subject of litigation, against the Company or affecting any of its Assets, in each case in an amount in controversy in excess of $25,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

                 (b) EVI shall promptly inform the Company of any litigation, claim or controversy or governmental investigation or proceeding that would be required to be disclosed by EVI pursuant to Item 103 of Regulation S-K promulgated by the Securities and Exchange Commission.

         5.4     Access to Information.

                 (a) Except to the extent otherwise required by United States regulatory considerations and any applicable confidentiality arrangements, the Company and EVI shall, and shall cause each of their respective officers and employees to, afford to the other, and to the other's accountants, counsel, financial advisors and other representatives, reasonable access during the period from the date hereof to the Effective Time to the Company's and EVI's properties, books, contracts, commitments and records and, during such period, the Company and EVI shall, and shall cause each of their respective officers and employees to, furnish promptly to the other all information concerning its business, properties, financial condition, operations and personnel as the other may from time to time reasonably request.

                 (b) The Company agrees to advise EVI of all developments with respect to the Company and its assets and liabilities from the date hereof to the Effective Time that to the Knowledge of the Company and the Shareholders would have a Material Adverse Effect on the Company.

                 (c) EVI agrees to advise the Company of all developments with respect to EVI, its assets and liabilities during the period from the date hereof to the Effective Time that to the Knowledge of EVI would have a Material Adverse Effect on the business, results of operations, financial condition or Assets of EVI and its Subsidiaries, taken as a whole.

                 (d) Except as required by law, each of the Company, EVI and the Shareholders shall hold, and cause its respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement. Any investigation by any party of the assets and business of the other party and its Subsidiaries shall not affect any representations and warranties hereunder or either party's right to terminate this Agreement as provided in Article 10 hereof.

                 (e) The Company shall also promptly notify EVI of any notices from or investigations by Governmental Entities that it becomes aware of that could reasonably be expected to materially affect the Company's business or assets. EVI will promptly notify the Company of any notices from or investigations by Governmental Entities that it becomes aware of that could reasonably be expected to materially affect the consummation of the Merger. In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its Subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

         5.5     Reasonable Efforts; Notification.

                 (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement.

                 (b) The Company shall give prompt notice to EVI, and EVI or Grant shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that, to its Knowledge, has become untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

                 (c) (i) EVI and Christiana shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to, and fully address, any inquiry or request for information by a Governmental Entity of the transactions contemplated hereby.

                          (ii) The Company and Christiana will furnish to EVI and Grant copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between the Company or Christiana, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (A) with respect to documents and other materials filed by or on behalf of the Company with the

         Antitrust Division of the Department of Justice, the Federal Trade Commission or any state attorneys general that are available for review by EVI and Grant, copies will not be required to be provided to EVI and Grant, (B) the Company may redact all revenue figures relating to any service not provided or any product not manufactured or sold by EVI or any of its Subsidiaries (according to the EVI HSR Documents) from any Company HSR Documents and may further redact from such documents all information about the Company's "ultimate parent entity" (for purposes of the HSR Act) and (C) with respect to any Company HSR Documents (1) that contain any information which, in the reasonable judgment of Foley & Lardner, should not be furnished to EVI or Grant because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company HSR Documents to EVI and Grant shall be satisfied by the delivery of such Company HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to the confidentiality agreement previously entered into by Foley & Lardner, on behalf of the Company, and Fulbright & Jaworski L.L.P., on behalf of EVI and Grant. Except as otherwise required by United States regulatory considerations, EVI and Grant will furnish to the Company copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "EVI HSR Documents")) between EVI, Grant or any of their respective representatives, on the one hand, and any governmental agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (A) with respect to documents and other materials filed by or on behalf of EVI or Grant with the Antitrust Division of the Department of Justice, the Federal Trade Commission or any state attorneys general that are available for review by the Company, copies will not be required to be provided to the Company, (B) EVI and Grant may redact all revenue figures relating to any service not provided, any product not manufactured or sold by the Company (according to the Company HSR Documents) from any EVI HSR Documents furnished to the Company or Foley & Lardner, and (C) with respect to any EVI HSR Documents (1) that contain information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section
         (e)(1) of the HSR Act, the obligation of EVI and Grant to furnish any such EVI HSR Documents to the Company shall be satisfied by the delivery of such EVI HSR Documents on a confidential basis to Foley & Lardner pursuant to the confidentiality agreement referred to above.

                          (iii) Notwithstanding the foregoing provisions in this Section 5.5, nothing contained in this Agreement shall be construed so as to require EVI, Grant or the Company, or any of their respective Subsidiaries or affiliates, to sell, license, dispose of or hold separate, or to operate in any specified manner, any assets or businesses of EVI, Grant, the Company or the Surviving Corporation (or to require EVI, Grant, the Company or any of their respective Subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.5(a) hereto to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.5(c).

         5.6 No Solicitation. Neither the Company nor any Shareholder shall authorize or permit any officer, director or employee or any investment bank, attorney or other advisor or representative of the Company or any Affiliate of the Company to, solicit or initiate any proposal (other than any proposal by Grant or any of its Affiliates) for the acquisition of the stock or a substantial portion of the Assets of the Company or any proposal or offer (other than a proposal or offer by Grant or any of its Affiliates) to acquire in any manner, directly or indirectly, an equity interest in the Company, any voting securities of the Company or a substantial portion of the Assets of the Company.

         5.7 Board Representation. At the Effective Time, the Board of Directors of EVI shall elect as a director of EVI Sheldon B. Lubar or another person specified by Christiana who is reasonably satisfactory to the Board of Directors of EVI. EVI agrees that Mr. Lubar, or such other representative of Christiana as may be reasonably satisfactory to the Board of Directors of EVI (each a "Christiana Representative"), shall be included in the slate of nominees by the Board of Directors of EVI at future meetings of the stockholders of EVI at which directors are to be elected. If a specific Christiana Representative is not reasonably satisfactory to EVI, Christiana shall have the right to propose an alternative person to be a Christiana Representative. A Christiana Representative shall be considered reasonably satisfactory to EVI unless the Board of Directors of EVI, after consultation with counsel, shall have determined that the nomination of such Christiana Representative as a nominee to the Board of Directors of EVI would involve a potential breach of fiduciary duty of the members of the Board of Directors of EVI. If EVI shall merge or consolidate with another corporation or other entity and the stockholders of EVI immediately prior to such merger or consolidation shall hold at least 66 2/3% in voting and value of the surviving corporation or entity or ultimate parent thereof (a "Survivor"), the Survivor shall be subject to the provisions of this Section 5.7. If a Christiana Representative serving on the Board of Directors of EVI ceases to be on the Board of Directors of EVI, EVI agrees to appoint a successor Christiana Representative to serve until the next election of directors by the stockholders of EVI. The covenants set forth in this Section 5.7 shall terminate if at any time Christiana shall cease to beneficially own at least 8% of the outstanding shares of EVI Common Stock or the common equity of the Survivor.

         5.8     Shareholder Approval; Voting; Restriction on Disposition.

                 (a) The Company and the Shareholders shall take such additional action as may be necessary under the TBCA to approve the Merger.

                 (b) EVI shall take such additional action as the sole shareholder of Grant to approve the Merger in accordance with the TBCA.

                 (c) Each Shareholder hereby agrees to execute a consent in accordance with Article 9.10A of the TBCA with respect to all shares of Common Stock and Preferred Stock which such Shareholder now or hereafter may own, beneficially or of record, in favor of the adoption of this Agreement and the transactions contemplated hereby and not to dissent or seek any appraisal rights on account of the Merger. Such consents by the Shareholders shall be executed and delivered to the Company by the Shareholders contemporaneously with the execution and delivery hereof or as otherwise directed by EVI or Grant.

                 (d) Except as contemplated by this Agreement and the Merger Agreement, prior to the earlier of the Effective Time or the termination of this Agreement as provided for herein, each of the Shareholders agrees that such Shareholder will not contract to sell, sell, encumber or otherwise transfer or dispose of any shares of Common Stock or any interest therein, or grant any option or other right in respect thereof, or grant any voting rights with respect thereto, without the prior written consent of EVI, Grant and the Company.

         5.9     RELEASE.

                 (a) AS OF THE EFFECTIVE TIME, EACH OF THE SHAREHOLDERS DOES HEREBY FOR ITSELF AND FOR HIMSELF OR HIS HEIRS, EXECUTORS, ADMINISTRATORS AND LEGAL REPRESENTATIVES REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE THE COMPANY AND ITS RESPECTIVE CONTROLLED AFFILIATES, PARTNERS,

OFFICERS, DIRECTORS AND EMPLOYEES, IN THEIR CAPACITIES AS SUCH, AND SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, WHICH EACH OF SUCH SHAREHOLDERS NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST THE COMPANY, OR SUCH PERSON IN SUCH CAPACITY, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF THE COMPANY AND ITS EMPLOYEES AND AGENTS, EXISTING AS OF THE EFFECTIVE TIME OR RELATING TO ANY MATTER THAT OCCURRED ON OR PRIOR TO THE EFFECTIVE TIME; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN THE CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT; AND PROVIDED FURTHER ANY LIABILITIES UNDER BENEFIT PLANS LISTED ON THE SCHEDULES HERETO SHALL NOT BE RELEASED.

                 (b) EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT HE HAS NOT PREVIOUSLY ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED HEREIN. EACH OF THE SHAREHOLDERS COVENANTS AND AGREES THAT HE WILL NOT ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS TO BE RELEASED HEREIN. EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT HE HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS SECTION 5.9 AND THAT HE HAS BEEN REPRESENTED BY LEGAL COUNSEL OF HIS OWN CHOOSING IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT.

         5.10    Further Assurances.

                 (a) If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and Grant, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and Grant, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                 (b) The Shareholders shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to EVI and Grant such assignments or other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to counsel of EVI and Grant, as shall be necessary to vest in EVI and Grant all of the right, title and interest in and to the Common Stock and Preferred Stock free and clear of all Encumbrances.

         5.11 Limitation on Dispositions. The Shareholders jointly and severally agree that, for a period of one year from the Effective Date, they will not transfer, sell or dispose of more than 50% of the EVI Common Stock issued to them in the Merger other than (a) in a tender offer or exchange offer for EVI Common Stock or (b) pursuant to a merger or other transaction that occurs as a result of a vote or consent of the stockholders of EVI. It is understood that transfers and dispositions that occur as a result of the death or incompetency of a Shareholder shall not be prohibited nor shall any transfer or disposition be deemed to occur as a result of the acquisition of the stock or assets of Christiana.

         5.12    Purchase of EVI Stock.

                 (a) At the Closing, Christiana shall purchase from EVI, and EVI shall sell to Christiana, 642,857 shares of EVI Common Stock for $9,000,000 payable in immediately available funds; provided, however, (i) if the Market Price is greater than $17.00, the number of shares of EVI Common Stock to be purchased and sold shall be equal to the quotient obtained by dividing $10,928,569 by the Market Price, or (ii) if the Market Price is less than $12.00, the number of shares of EVI Common Stock to be purchased and sold shall be equal to the quotient obtained by dividing $7,714,284 by the Market Price; provided, however, that if the aggregate number of shares of EVI Common Stock issuable pursuant to the Merger and this Section 5.12 (the "Total Shares") would be equal to or greater than 20% of the total number of issued and outstanding shares of EVI Common Stock immediately prior to the Merger, then (i) the number of shares of EVI Common Stock issuable pursuant to this
Section 5.12 shall be reduced to an amount that would result in the Total Shares being equal to 100 shares of EVI Common Stock less than 20% of the total number of issued and outstanding shares of EVI Common Stock immediately prior to the Merger and (ii) the purchase price for the EVI Common Stock issuable pursuant to this Section 5.12 shall be reduced from $9,000,000 to an amount equal to $9,000,000 less the product of the number of shares of EVI Common Stock so reduced and either (x) $14.00 if the Market Price is between $12.00 and $17.00 and (y) the Market Price if the Market Price is less than $12.00 or greater than $17.00. The $12.00 and $17.00 thresholds shall be adjusted in the same manner as the $12.00 and $16.00 thresholds are adjusted in Section 1.3(f) hereof.

                 (b) EVI will not purchase any shares of EVI Common Stock, other than in connection with its employee benefit plans consistent with past practices or pursuant to indemnification or similar arrangements, within 30 trading days prior to the Effective Date.

         5.13 Arthur Andersen Opinion. EVI agrees to provide Arthur Andersen LLP with the representations set forth in Schedule 5.13, which representations shall be considered representations of EVI to the Shareholders herein and, in the case of paragraph 9 of Schedule 5.13, shall be considered a covenant of EVI. The Company and the Shareholders, however, acknowledge and agree that no representation, express or implied, is being provided by EVI or Grant with respect to the tax consequences of the Merger or the other transactions contemplated hereby and that the Shareholders shall be responsible for all Taxes that may be incurred by them in connection with the Merger and the other transactions contemplated hereby. In addition, to the extent the representations set forth in Schedule 5.13 are qualified as to the current plans or intentions of EVI, the Shareholders acknowledge and agree that such representations are only intended to reflect the plans and intentions of EVI as they may exist as of the date of this Agreement and the Merger and that facts and circumstances may change following the Merger such that no representation or warranty or covenant is being given as to such matters as of any time subsequent to the date of the Merger.


                                   ARTICLE 6
                              REGISTRATION RIGHTS

         6.1     Demand Rights.

                 (a) Commencing one year after the Effective Date, Christiana, individually, and Chunn, Morris and Hamilton, as a group, may each request EVI to register under the

Securities Act all or any portion of the shares of EVI Common Stock (any references in this Article 6 to "EVI Common Stock" shall be deemed to include any securities received by the Shareholders on account of any stock split, stock dividend, recapitalization, other distribution, share exchange or merger of EVI) issued to such Shareholder pursuant to the Merger or Section 5.12 hereof pursuant to a plan of distribution to be described in such notice; provided that, unless otherwise agreed to by EVI, such request may not be for a continuous or "shelf" registration made pursuant to Rule 415 promulgated under the Securities Act or any similar or successor rule. EVI shall be obligated to register the EVI Common Stock issued to each of Christiana, individually, and Chunn, Morris and Hamilton, as a group, pursuant to this Section 6.1(a) on one occasion only for each such group; provided, however, in the event Christiana elects to dispose of all of its EVI Common Stock pursuant to this Section 6.1(a) and is not able to dispose of all of such EVI Common Stock pursuant to such plan of distribution or in the event such disposition is not completed as a result of a default by EVI under the underwriting agreement relating to such plan of distribution, Christiana shall be entitled to one additional registration pursuant to this Section 6.1(a).

                 (b) Within ten Business Days following receipt of a notice from such Shareholder pursuant to this Section 6.1, EVI shall notify the other Shareholders of the receipt of such notice and shall use its best efforts to register under the Securities Act, for public sale pursuant to such distribution, the shares of EVI Common Stock as specified in the notice from such Shareholder (and if the notice under Section 6.1(a) hereof was given by a Shareholder other than Christiana, any shares of EVI Common Stock issued to the other Shareholders in the Merger as specified in any notices given by the other Shareholders no later than the tenth Business Day after receipt of the notice sent by EVI).

                 (c) Notwithstanding anything to the contrary contained in this Section 6.1, EVI shall not be obligated to prepare and file any registration statement pursuant to this Section 6.1, or prepare or file any amendment or supplement thereto, at any time when EVI, in the good faith judgment of its Board of Directors, expressed by resolution specifying the reason therefor, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of securities by EVI, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to EVI or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of EVI.

                 (d) The filing of a registration statement, or any amendment or supplement thereto, by EVI may not be deferred pursuant to the provisions of Section 6.1(c) hereof for more than 30 days after the abandonment or consummation (but such period shall be 60 days after the completion of the distribution of securities in the case of a public offering) of any of the foregoing proposals or transactions or, in any event, for more than 120 days after EVI's receipt of notice from any Shareholder under this Section 6.1.

         6.2     Piggyback Rights.

                 (a) If, at any time after one year from the Effective Date, EVI proposes to register any of the EVI Common Stock under the Securities Act for sale pursuant to an underwritten public offering of the EVI Common Stock (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to all of the Shareholders of its intention so to do and, upon the written request (which must specify the number of shares of EVI Common Stock to participate in such underwritten offering) of any of the Shareholders delivered to EVI within five Business Days of receipt of EVI's notice, EVI will use its best efforts to cause any EVI Common Stock issued to such requesting Shareholder pursuant to the Merger or Section 5.12 hereof as to which registration shall have been so requested to be included in the shares to be covered by the registration statement proposed to be filed by EVI for sale in such offering, all to the extent requisite to permit the sale or other disposition (in accordance with the written request of the Shareholders as aforesaid) by such of the Shareholders of such EVI Common Stock in such offering as have so requested such registration. Nothing contained in this Section 6.2 shall, however, limit EVI's right to cancel, postpone or withdraw any such proposed registration for any reason.

                 (b)      Any request by the Shareholders pursuant to this
Section 6.2 to register EVI Common Stock for sale in the underwriting shall be on the same terms and conditions as the shares of EVI Common Stock to be registered, if any, and sold through underwriters under such registration; provided, however, that as a condition to such inclusion the requesting Shareholders shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement, in each case having such customary terms as the underwriters shall request, including indemnification (with the terms of such agreements being no less favorable to the Shareholders than to the holders, if any, of Other Common Stock), and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all EVI Common Stock proposed to be included by the requesting Shareholders and any other shares of EVI Common Stock sought to be registered by any other Shareholder of EVI exercising rights comparable to those of the Shareholders under this Agreement (the "Other Common Stock") would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by EVI or by any holder of EVI Common Stock having the right to require EVI to file a registration statement to register such EVI Common Stock, then the number of shares of EVI Common Stock and Other Common Stock requested to be included in the underwriting shall be reduced pro rata among the Shareholders and the holders of Other Common Stock requesting such registration and inclusion in the underwriting to the extent necessary to avoid such interference in the judgment of such managing underwriter as provided above, including, consistent with pro rata reduction, reduction to zero.

         6.3 Procedure. If and whenever EVI is required by the provisions of this Agreement to use its best efforts to effect the registration of any EVI Common Stock under the Securities Act, EVI will, subject to the provisions of Sections 6.1, 6.2 and 6.5 hereof:

                 (a) as expeditiously as reasonably practicable, prepare and file with the Commission a registration statement on the appropriate form with respect to such EVI Common Stock and seek to cause such registration statement to become and remain effective;

                 (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such EVI Common Stock covered by such registration statement in accordance with the intended method of distribution set forth in such registration statement;

                 (c) as expeditiously as reasonably practicable, furnish to each of the Shareholders selling EVI Common Stock registered, or to be registered under the Securities Act, and to each underwriter, if any, of such EVI Common Stock such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request, in order to facilitate the public sale or other disposition of such EVI Common Stock owned by such seller;

                 (d) as expeditiously as reasonably practicable, furnish, at the request of the Shareholders requesting registration pursuant to this Agreement, on the date that such EVI Common Stock is to be delivered to the underwriters for sale pursuant to such registration or, if such EVI Common Stock is not being sold through underwriters, on the date the registration statement with respect to such EVI Common Stock becomes effective (i) an opinion, dated such date, of the independent counsel representing EVI for the purposes of such registration, addressed to the underwriters, if any, and to the Shareholders making such request, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been instituted or is pending or contemplated under the Securities Act; (B) the registration statement, the related prospectus, and each amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein); and (C) no facts have come to the attention of such counsel that caused such counsel to believe (with customary qualifications) that either the registration statement or the prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein or as to any information provided by the Shareholders or any underwriter for inclusion therein); and
(ii) a letter, dated such date, from the independent certified public accountants of EVI, addressed to the Shareholders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of EVI included in the registration statement or the prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other customary financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, if any, or the Shareholders making such request may reasonably request;

                 (e) as expeditiously as practicable, use its best efforts to register or qualify EVI Common Stock covered by such registration statement under such other securities laws of such United States jurisdictions as such underwriters, if any, or the Shareholders making such request shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Shareholders making such request to consummate the public sale or other disposition in such jurisdictions of EVI Common Stock owned by such Shareholders; provided, however, that the Company shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                 (f) in the case of a registration pursuant to Section 6.1 hereof, enter into an underwriting or purchase agreement having customary terms (including customary indemnification of the underwriters or purchasers by EVI) for the plan of distribution specified in a notice given pursuant to Section 6.1(a) hereof (it being understood that any legal opinions and closing certificates contemplated by such underwriting or purchase agreement shall also be addressed to the Shareholders whose EVI Common Stock is included in the registration statement);

                 (g) bear all Registration Expenses in connection with all registrations hereunder; provided, however, that all Selling Expenses of EVI Common Stock held by the Shareholders and all fees and disbursements of counsel for the Shareholders in connection with each registration pursuant to this Agreement shall be borne by such Shareholders pro rata in proportion to the number of shares of EVI Common Stock covered thereby being sold or in such proportion as they may agree; and

                 (h) keep each registration pursuant to Section 6.1 hereof effective for a period of up to 45 days or such shorter period of time until the transfer or sale of all EVI Common Stock so registered has been completed.

         6.4     Indemnification.

                 (a) In the event of a registration of any EVI Common Stock under the Securities Act pursuant to this Agreement, EVI will indemnify and hold harmless each selling Shareholder and any other Person, if any, who controls such selling Shareholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Shareholder or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such EVI Common Stock was registered under the Securities Act, any preliminary prospectus distributed with the consent of EVI or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that EVI will not be liable in any the case of any Shareholder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to EVI by or on behalf of such Shareholder or a controlling Person of such Shareholder specifically for use in the preparation thereof.

                 (b) In the event of any registration of any EVI Common Stock under the Securities Act pursuant to this Agreement, each selling Shareholder of such EVI Common Stock will severally indemnify and hold harmless EVI and each Person, if any, who controls EVI within the meaning of Section 15 of the Securities Act, each officer of EVI who signs the registration statement, each director of EVI and each underwriter (if any) and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which EVI or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse EVI, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, to the extent (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) any such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to EVI by or on behalf of such Shareholder specifically for use in connection with the preparation of such registration statement or prospectus. In connection with any transaction contemplated by Section 6.2 hereof, the Shareholders also agree to indemnify each such underwriter and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act as may reasonably and customarily be requested by the underwriters in connection with any underwritten offering of such EVI Common Stock.

                 (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with expenses incurred in the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

         6.5 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale in a single transaction of all of the shares of EVI Common Stock of a Shareholder in compliance with the conditions thereof and the provisions thereof, the rights of such Shareholder as to registration provided for in Sections 6.1 and 6.2 of this Agreement as to such EVI Common Stock shall terminate immediately; provided, however, this Section 6.5 shall not apply to Christiana as long as Christiana holds at least 5% of the total issued and outstanding shares of EVI Common Stock.


                                   ARTICLE 7
                                 ESCROW SHARES

         7.1 Holdback of Escrow Shares. EVI or, at EVI's election, the Surviving Corporation, shall hold the Escrow Shares as security for the indemnification and the other obligations of the Shareholders to EVI, Grant and the Surviving Corporation and each of their respective successors and assigns hereunder, including without limitation, the reimbursement obligation of the Shareholders under Section 11.5 hereof. Any cash dividends and distributions that may be issued in respect of the Escrow Shares will be held by a third party mutually agreed upon by the Shareholders' Representative and EVI or the Surviving Corporation pursuant to an escrow agreement reasonably satisfactory to EVI and the Shareholders' Representative.

         7.2 Time Period of Holdback. The Escrow Shares shall be held by EVI or the Surviving Corporation for a period of 12 months following the Effective Date; provided, however, if as of such date EVI, Grant and the Surviving Corporation and each of their respective Affiliates, officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns shall have made a claim for indemnification or payment pursuant to Article 11 hereof which has not been finally resolved by such date, EVI or the Surviving Corporation shall continue to hold the Escrow Shares until all such claims under Article 11 shall have been finally resolved in accordance therewith. Notwithstanding the foregoing, each Shareholder shall be entitled to receive that portion of the Escrow Shares and any dividends or distributions with respect thereto relating to such Shareholder's Escrow Shares that have not been made the subject of a claim for indemnification if such Shareholder shall have delivered to EVI an amount of cash equal to the product of the number of Escrow Shares of such Shareholder then held by EVI or the Surviving Corporation multiplied by the Market Price. In addition, if a claim for indemnification or payment pursuant to Article 11 hereof has been made against any of the Shareholders at any time during the 12 months following the Effective Date and such claim shall not have been finally resolved by such date, a Shareholder shall also be entitled to receive such portion of the Escrow Shares as shall have been determined in good faith by EVI as not being necessary to satisfy any unresolved outstanding claim under Article 11 hereof.

         7.3 Claims Against Escrow. Each Shareholder agrees that EVI, Grant and the Surviving Corporation and each of their respective successors and assigns may make a claim against the Escrow Shares (and any dividends or distributions paid in respect thereof after the Effective Time or cash received in exchange therefor) of such Shareholder on account of any obligation for indemnification or payment by such Shareholder under Article 11. Any claims on account of any breach or misrepresentation of the representations and warranties in Article 2 hereof shall be borne 62.8% by Christiana, 12.6% by Chunn, 11.7% by Hamilton and 12.9% by Morris. Any claim on account of the breach or misrepresentation by a Shareholder of the representations and warranties of the Shareholder under Article 3 hereof or on account of any breach of any covenant or agreement of a Shareholder shall be borne entirely by that Shareholder. For purposes of such a claim, the Escrow Shares shall be valued at the average of the closing sales prices of a share of EVI Common Stock as reported by the principal stock exchange on which the EVI Common Stock is then listed, or if the EVI Common Stock is not then listed, the average of the bid and asked prices of a share of EVI Common Stock as reported by The Nasdaq Stock Market, in each case, for the 20 consecutive trading days immediately prior to the date such a claim is paid. Any dividend or other distributions with respect to the EVI Common Stock, or any other property, that is held in escrow and is used to satisfy a claim by EVI, Grant and the Surviving Corporation and each of their respective successors and assigns pursuant to Article 11 hereof shall be valued at their fair market value as mutually agreed between the Shareholder involved and EVI, Grant or the Surviving Corporation, or, if such parties cannot agree, as determined pursuant to Section 14.1 hereof.

         7.4 Prohibition on Transfer. Until such time as the Escrow Shares shall have been delivered to the Shareholders pursuant to Section 7.2 hereof, each Shareholder covenants and agrees with EVI and Grant that such Shareholder will not sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other agreement or understanding (either written or oral) with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of any Escrow Shares or any dividends or distributions that may be declared or paid in respect thereof.

         7.5 Voting of Escrow Shares. Until such time as the Escrow Shares and any dividends or distributions received in respect thereof shall have been delivered to EVI pursuant to this Article 7, each Shareholder shall be entitled to vote the Escrow Shares and any other voting securities of such Shareholder held in escrow.

         7.6 No Interest. No interest shall be payable with respect to any cash or other property of any Shareholder, including the Escrow Shares, that may be held pursuant to this Article 7.


                                   ARTICLE 8
                  CONDITIONS TO EVI'S AND GRANT'S OBLIGATIONS

         The obligations of EVI and Grant to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by EVI and Grant) on or prior to the Closing of all of the following conditions:

         8.1 Accuracy of Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all respects as of the date when made and at and as of the Closing, other than inaccuracies in the representations and warranties which in the aggregate would not have a financial impact of $100,000 or more or otherwise have a Material Adverse Effect on the Company.

         8.2 Performance of Covenants and Agreements. The Company and each of the Shareholders shall have duly performed and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Effective Time. None of the events or conditions entitling EVI or Grant to terminate this Agreement under Article 10 hereof shall have occurred and be continuing.

         8.3 Working Capital of the Company. The Working Capital of the Company shall not be less than the Target Working Capital and Funded Debt shall not be greater than the Target Funded Debt, in each case as determined based on the most recent financial information available to the Company and adjusted for known changes since the date of such financial information, each as certified in good faith by the Chief Financial Officer of the Company and stating in such certification that, to the knowledge of such officer, such officer has no reason to believe that the Working Capital is less than the Target Working Capital or that Funded Debt is greater than the Target Funded Debt.

         8.4 Consents. Except for any consent required under the BankAmerica Business Credit Facility or the reimbursement agreement with Firstar Bank Milwaukee, N.A., each listed on Schedule 2.11(a) hereto, all Material Consents and any other consent required for the consummation of the Merger under any agreement, contract, license or other instrument described in any exhibit or schedule of the Company or the Shareholders hereto, including those contracts listed on Schedule 2.11 hereto, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract, license or other instrument after the Merger (other than the insurance policies identified as being subject to termination as provided in Section 2.10 hereof), shall have been obtained and be effective.

         8.5 Governmental Approvals. All necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (other than governmental consents, of which the failure to obtain would not prohibit the Merger or have a Material Adverse Effect on the Company) and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity shall have been obtained, made or lapsed and shall be in full force and effect.

         8.6 Resignation of Directors and Officers. EVI and Grant shall have received from the Company letters of resignation effective as of the Effective Date from (a) the directors and officers of the Company (provided, however, such resignation shall not be deemed to constitute a resignation of any employment relationship with the Company) and (b) the fiduciaries of the employee benefit plans of the Company as Grant shall have designated by notice prior to the Closing.

         8.7 Resolutions. EVI and Grant shall have received certified copies of resolutions of the Board of Directors of the Company and Shareholders approving this Agreement, the Merger and the transactions contemplated hereby.

         8.8 Certificates. EVI and Grant shall have received certificates on behalf of the Company by the President of the Company, in his corporate capacity, and executed by each of the Shareholders, as to compliance with the matters set forth in Sections 8.1 and 8.2 hereof, and in the case of the Company's certificate, Section 8.3 of this Agreement.

         8.9 Opinion of Counsel. EVI and Grant shall have received an opinion of counsel to the Company and the Shareholders in substantially the form attached hereto as Exhibit 8.9.

         8.10 Tax Matters. There shall have occurred no change in law that would result in the Merger as currently structured not being treated as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         8.11 Material Adverse Effect. Since March 31, 1995, there shall not have been any Material Adverse Effect on the Company.

                                   ARTICLE 9
                      CONDITIONS TO THE COMPANY'S AND THE
                           SHAREHOLDERS' OBLIGATIONS

         The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Company and the Shareholders) on or prior to the Closing of all of the following conditions:

         9.1 Accuracy of Representations and Warranties. The representations and warranties of EVI and Grant set forth in this Agreement shall be true and correct in all respects as of the date when made and at and as of the Closing, other than inaccuracies in the representations and warranties which in the aggregate would not have a financial impact of $100,000 or more or otherwise have a Material Adverse Effect on EVI and its Subsidiaries taken as a whole.

         9.2 Performance of Covenants and Agreements. EVI and Grant shall have duly performed and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by it prior to or at the Effective Time. None of the events or conditions entitling the Company to terminate this Agreement under Article 10 hereof shall have occurred and be continuing.

         9.3 Governmental Approvals. All necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity shall have been obtained, made or lapsed and shall be in full force and effect.

         9.4 Consents. Any consent required for the consummation of the Merger under any agreement, contract, license or other instrument described in any exhibit hereto or referred to herein shall have been obtained and be effective.

         9.5 Opinion of Counsel. The Company and the Shareholders shall have received an opinion of counsel to EVI and Grant in substantially the form attached hereto as Exhibit 9.5.

         9.6 NYSE Listing. The EVI Common Stock issued pursuant to this Agreement shall have been listed on the NYSE subject to official notice of issuance.

         9.7 Tax Matters. There shall have occurred no change in law that would result in the Merger as currently structured not being treated as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         9.8 Material Adverse Effect. Except as disclosed or contemplated in the SEC Documents, since March 31, 1995, there shall not have been any Material Adverse Effect on EVI and its Subsidiaries, taken as a whole.


                                   ARTICLE 10
                          TERMINATION PRIOR TO CLOSING

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a) By the mutual written consent of EVI, Grant and the Company; or

                 (b) By any of EVI, Grant or the Company in writing if the Merger shall not have been consummated on or before November 17, 1995, unless the failure to consummate the Merger is the result of a Default by the party (with EVI and Grant collectively being deemed a party and the Company and the Shareholders collectively being deemed a party) seeking to terminate this Agreement; or

                 (c) By EVI or Grant in writing if the Company or any Shareholder shall be in Default; or

                 (d) By the Company in writing if EVI or Grant shall be in Default; or

                 (e) By any of EVI, Grant or the Company in writing if any Court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling enjoining, restraining or otherwise prohibiting the consummation of the Merger or shall have authorized the filing or taking of any action seeking to enjoin, restrain or otherwise prohibit the consummation of the Merger;

                 (f) By EVI or Christiana in writing if the average closing sale price per share of the EVI Common Stock as reported by the NYSE for the 20 consecutive trading days immediately prior to the third trading day prior to the date of Closing is less than $11.00 (such price to be adjusted for stock splits, reclassifications and recapitalizations in the same manner as the thresholds in Section 1.3(f) hereto are to be adjusted); or

                 (g) By Christiana in writing if the average closing sale price per share of the EVI Common Stock as reported by the NYSE for the 20 consecutive trading days immediately prior to the third trading day prior to the date of Closing is greater than $19.00 (such price to be adjusted for stock splits, reclassifications and recapitalizations in the same manner as the thresholds in Section 1.3(f) hereto are to be adjusted).

         10.2 Effect on Obligations. Termination of this Agreement pursuant to this Article 10 shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to clauses (c) or (d) of Section
10.1 hereof shall not relieve any defaulting party from any liability to the other parties hereto; and provided further that the Confidentiality Agreement and the confidentiality agreements referred to in Section 5.5(c)(ii) hereof shall continue in full force and effect.


                                   ARTICLE 11
                                INDEMNIFICATION

         11.1 Indemnification by the Shareholders. Except as otherwise limited by this Article 11 and Article 12 hereof, each Shareholder severally and not jointly agrees to indemnify, defend and hold EVI, Grant and the Surviving Corporation and each of their respective Affiliates, officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "General Grant Losses"), arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Company or such Shareholder in this Agreement.

         11.2 Environmental Indemnification. Except as otherwise limited by this Article 11, each Shareholder jointly and severally agrees to indemnify, defend and hold EVI, Grant and the Surviving Corporation and each of their respective Affiliates, officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by EVI, Grant or the Surviving Corporation or their respective Affiliates, officers, directors, employees, agents, shareholders and controlling Persons or their respective successors and assigns, arising out of or in connection with (a) the acts or omissions of any Person prior to the Effective Time relating to the Company, any business currently or previously conducted by the Company, the Assets, the operations currently or previously conducted by the Company on any other assets or properties currently or previously leased or owned by the Company, the Facilities or any business currently or previously conducted at the Facilities; or (b) any breach by the Company or any Shareholder of a representation or warranty contained in Section
2.14 hereof (collectively, "Environmental Losses"). Any claim for indemnification under this Section 11.2 must be made within three years after the Effective Date.

         11.3    Tax Indemnification.  Except as otherwise limited by this
Article 11, each Shareholder jointly and severally agrees to indemnify, defend and hold EVI, Grant and the Surviving Corporation and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party arising out of or resulting from or relating to any Taxes or Tax Returns of the Company or its Subsidiaries for any period, or portion thereof, up to and including the Effective Date to the extent such Damages exceed the amount, if any, of the Company's reserve for unpaid Taxes as reflected in the Effective Date Balance Sheet (collectively, "Tax Losses"). Any claim for indemnification under this Section 11.3 must be made within three years after the date of the filing of the Company's Federal Tax Return for the period ending on the Effective Date.

         11.4 Products Liability and Warranty Indemnification. Except as otherwise limited by this Article 11, each Shareholder jointly and severally agrees to indemnify, defend and hold EVI, Grant and the Surviving Corporation and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of the Company on or prior to the Effective Date or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of the Company on or prior to the Effective Date to the extent such Damages exceed the amount, if any, of the Company's warranty reserve as reflected in the closing balance sheet of the Company as of immediately prior to the Effective Time (collectively, "Product Losses"). Any claim for indemnification under this
Section 11.4 must be made within two years after the Effective Date.

         11.5    Working Capital Shortfall; Labor Matters.

                 (a) If the Working Capital of the Company immediately prior to the Effective Time is less than the Target Working Capital or if Funded Debt exceeds the Target Funded Debt, the Shareholders jointly and severally agree to pay to EVI or, at the discretion of EVI, to the Surviving Corporation, an amount of cash or shares of EVI Common Stock having an aggregate Market Price equal to the Shortfall Amount. The Working Capital and Funded Debt of the Company shall be based upon the consolidated balance sheet of the Company and its Subsidiaries as of the Effective Date (the "Effective Date Balance Sheet"), prepared in accordance with this Section 11.5.

                 (b) As promptly as practicable, but not more than 45 days, after the Effective Date, the Company shall cause to be prepared and delivered to the Shareholders' Representative the Effective Date Balance Sheet. The Effective Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied by the Company. EVI shall provide the Shareholders' Representative with access to copies of all work papers and other relevant documents to verify the entries contained in the Effective Date Balance Sheet. The Shareholders shall have a period of 21 calendar days after delivery to them of the Effective Date Balance Sheet to review it and to make any objections the Shareholders may have in writing to EVI. Any objections shall require the consent of the Shareholders' Representative. If written objections to the Effective Date Balance Sheet are delivered to EVI within such 21 day period, then EVI and the Shareholders shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, the Effective Date Balance Sheet shall be deemed accepted by the Shareholders and shall be final and binding.

                 (c) If disputes with respect to the Effective Date Balance Sheet cannot be resolved by EVI and the Shareholders' Representative within 15 calendar days after the delivery of the objections to the Effective Date Balance Sheet, then the specific matters in dispute shall be submitted to Arthur Andersen LLP or such other independent accounting firm as may be approved by EVI and the Shareholders who held a majority of the outstanding shares of Common Stock immediately prior to the Merger, which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will send to EVI and the Shareholders' Representative its determination on the specific matters in dispute, and its calculation of Working Capital and Funded Debt, which determination shall be final and binding on the parties hereto. Any disputes with respect to legal matters and matters outside the expertise of the independent accounting firm, shall be resolved by arbitration pursuant to the provisions of this Agreement.

                 (d) The Shareholders shall promptly pay to EVI any amounts due pursuant to this Section 11.5 upon the determination thereof in accordance with the provisions of this Section 11.5.

                 (e) The fees and expenses of the independent accounting firm appointed pursuant to Section 11.5(c) hereof shall be borne 50% by EVI and 50% by the Shareholders.

                 (f) Except as otherwise limited by this Article 11, each Shareholder jointly and severally agrees to indemnify, defend and hold EVI, Grant and the Surviving Corporation and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party arising out of or resulting from or relating to the matters identified as "Excepted Matters" on
Schedule 2.7 (collectively, "Labor Losses"). Any claim for indemnification under this Section 11.5(f) must be made within three years after the Effective Date.

         11.6    Indemnification by EVI. Except as otherwise limited by this
Article 11 and Article 12 hereof, EVI agrees to indemnify, defend and hold the Shareholders harmless from and against and in respect of Damages actually suffered, incurred or realized by such Shareholder (collectively, "Shareholder Losses"), arising out of or resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by EVI or Grant in this Agreement or any misrepresentation in or omission from any other agreement, certificate, schedule, exhibit or writing delivered to the Shareholders pursuant to this Agreement.

         11.7 Baskets. The following baskets apply to indemnification recoverable under this Article 11; provided, however, such dollar thresholds shall not apply to indemnification under Section 11.5 of this Agreement:

                 (a) There shall be no indemnification recoverable against the Shareholders under Section 11.1 hereof for any misrepresentation or breach of warranty, for Environmental Losses under Section 11.2 hereof and for Product Losses under Section 11.4 hereof, until Damages subject to indemnification under all such sections combined exceed $250,000 in the aggregate and then only for Damages in excess of such amount;

                 (b) There shall be no indemnification recoverable against the Shareholders under Section 11.3 hereof until Damages subject to indemnification thereunder exceed $250,000 in the aggregate and then only for Damages in excess of such amount; and

                 (c) There shall be no indemnification recoverable against EVI under Section 11.6 hereof for any misrepresentation or breach of warranty, until Damages subject to indemnification thereunder exceed $250,000 in the aggregate and then only for Damages in excess of such amount.

         11.8    Limitation.

                 (a) The maximum amount of Damages that an indemnified Person may recover against the Shareholders on account of indemnification for all misrepresentations and breaches of warranties pursuant to Section 11.1 hereof and for claims pursuant to

Sections 11.2, 11.4 and 11.5(f) hereof shall be $5,000,000 for all such Sections combined; provided, however, there shall be no such limit on the amount of Damages recoverable as a result of the Company's or a Shareholder's breach of the representations and warranties in Sections 2.2, 2.3(a), 2.3(b)(iii), 2.4(a), 2.8(a)-(d) (other than as set forth in Schedule 11.8 hereto), 2.12, the first and last three sentences of 2.13, 3.1, 3.2, 3.3, 3.4, 3.7 or 3.8 of this Agreement or for any breach of any covenant or agreement contained herein.

                 (b) The maximum amount of Damages that EVI, Grant or the Surviving Corporation may recover against the Shareholders on account of indemnification pursuant to Section 11.5 hereof shall be an amount equal to 15% of the product of (a) the number of shares of EVI Common Stock issued to the Shareholders pursuant to the Merger (including EVI Common Stock placed in escrow) and (b) the Market Price. This amount shall be in addition to the limitations provided in Section 11.8(a) hereof.

                 (c) The maximum amount of Damages that a Shareholder may recover against EVI or Grant on account of indemnification for any misrepresentation or breach of warranty pursuant to Section 11.6 hereof shall be an amount equal to the product of (i) the number of shares of EVI Common Stock issued to such Shareholder pursuant to the Merger and (ii) the Market Price.

         11.9    Procedure. All claims for indemnification or payment under this
Article 11 shall be asserted and resolved as follows:

                 (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                 (b) The obligations and liabilities of an Indemnitor under this
Article 11 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 11 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

                 (c) If a claim for indemnity is provided pursuant to this
Article 11 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 20 Business Days after notice is received by the Indemnitor (in the case of the Shareholders, an objection by the Shareholders' Representative will be deemed to satisfy this requirement), such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with Section 14.1 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by Texas Commerce Bank (Houston), N.A. (the "Prime Rate") from the date the claim is first made until fully paid.

                 (d) No claims for indemnification may be made by any of the parties if this Agreement terminates prior to Closing; provided, however, this provision shall not prohibit a party from taking action for any breach of this Agreement.

        11.10    Payment.

                 (a) Payment of any amounts due pursuant to this Article 11 shall be made within ten Business Days after notice is sent by the Indemnitee.

                 (b) With respect to amounts due pursuant to Section 11.1 hereof, the Indemnitor has the option to satisfy such indemnification claim with Escrow Shares to the extent such shares are sufficient to pay the amount, and otherwise shall be paid in cash. The value of such shares shall be determined in accordance with Section 7.3 hereof.

                 (c) With respect to amounts due pursuant to Sections 11.2, 11.3 and 11.4 hereof, the Indemnitor has the option to satisfy such indemnification claim with shares of EVI Common Stock not under escrow to the extent such shares are sufficient to pay the amount, and otherwise shall be paid in cash. The value of such shares shall be determined in accordance with Section 7.3 hereof.

        11.11 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to a Loss under this Article 11 shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party. Any tax benefit actually realized by an Indemnitee on an account of a Loss that is fully indemnified by an Indemnitor shall be paid to the Indemnitor when and if such benefit is actually realized and then only to the extent such benefit is attributable to the indemnified portion of the Loss. The benefit actually realized shall be based on the Federal Tax Returns of the Indemnitee and any benefit shall not be considered realized unless and until the Tax Return reflecting such benefit is filed. To the extent such benefit is disallowed or reduced in connection with any audit, the Indemnitor shall promptly refund the amount of the benefit so disallowed or reduced.

        11.12 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 11 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee shall proceed in accordance with the arbitration provisions of Section 14.1 hereof; provided, however, that in the case of indemnification for a Third Party Claim, such matter need not be resolved by arbitration until the underlying Third Party Claim is finally resolved.

         11.13 EXPRESS NEGLIGENCE. THE INDEMNIFICATION TO BE PROVIDED BY THE SHAREHOLDERS PURSUANT TO THIS ARTICLE 11 FOR MATTERS RELATING TO THE COMPANY OR REPRESENTATIONS REGARDING THE COMPANY SHALL APPLY NOTWITHSTANDING SUCH MATTERS OR REPRESENTATIONS MAY RELATE TO THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         11.14 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article 11 and each shall attempt to make available to the other on a reasonable basis all personnel, records, materials and information in its possession or under its control as is reasonably requested by the other.

         11.15 Waiver of Breaches. To the extent there exists a breach of representation or warranty or breach of covenant that is expressly waived in writing on or before the Closing or pursuant to the provisions of this Section 11.15, no claim for indemnification under this Article 11 may be made in respect of such breach. To the extent written notice is given by the Company and the Shareholders, on the one hand, to EVI or Grant, on the other hand, or by EVI and Grant, on the one hand, to the Company and the Shareholders, on the other hand, on or prior to the Closing specifying in reasonable detail a specific breach of representation or warranty or breach of covenant by such party or parties and the parties receiving such notice elect to close the transactions contemplated hereby notwithstanding such breach of representation or warranty or breach of covenant, unless otherwise agreed to by the affected parties, such breach shall be deemed to have been waived. Nothing in this Section 11.15, however, shall limit the right of any party hereto to elect not to close as a result of such breach and to seek damages for such breach.

         11.16 Exclusivity. From and after the Closing, the rights and remedies provided for under this Article 11 with respect to matters set forth herein shall be the exclusive rights and remedies for such matters and any and all disputes with respect to such matters shall be resolved in accordance with the arbitration provisions set forth herein.

                                   ARTICLE 12
                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                    REPRESENTATIONS,WARRANTIES AND AGREEMENTS

         The several representations and warranties of the parties to this Agreement shall survive the Closing and shall remain in full force and effect for a period of 12 months following the Closing (except that (a) the representations and warranties set forth in Sections 2.2, 2.3(a), 2.3(b)(iii), 2.4(a), 2.8(a)-(d) (other than as set forth in Schedule 11.8 hereto), the first sentence and last three sentences of 2.13, 3.2, 3.3, 3.4, 3.7, 3.8, 4.2 and 4.4 hereof shall survive the Closing without limitation, (b) the representations and warranties set forth in Section 2.14 shall survive the Closing and shall not terminate until three years thereafter, (c) the representations and warranties set forth in Section 2.16 shall survive the Closing and shall not terminate until three years after the date of the filing of the Company's Federal Tax Return for the period ending on the Effective Date and (d) the representations and warranties contained in Sections 2.12, 3.1, 4.5 and 5.13 hereof shall survive the Closing and shall not terminate until 20 days after the expiration of all applicable statutes of limitations (including any and all extensions thereof)) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 11 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article 11 hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding the fact that such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby. Except for the covenants and agreements set forth in Sections 5.1(a), 5.2, 5.3, 5.4, 5.5(b) and
5.6 hereof, which shall survive for a period of 12 months following the date of Closing, or as otherwise expressly provided herein, the covenants and agreements entered into pursuant to this Agreement shall survive the Closing without limitation. Any claim for indemnification made by EVI, Grant or the Surviving Corporation or their respective Affiliates, officers, directors, employees, agents, shareholders or controlling Persons or their respective successors and assigns with respect to any matter subject to Sections 11.1, 11.2, 11.3, 11.4 or
11.5 hereof shall be asserted against the Shareholders and the Shareholders hereby expressly acknowledge and agree that they shall be liable and responsible therefor and that they shall not seek or receive indemnification or contribution from the Company or the Surviving Corporation with respect to such matters.

                                   ARTICLE 13
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings given to them in this Article 13 unless defined elsewhere in this Agreement.

         13.1 "Affiliate" shall mean with respect to any Person, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such Person.

         13.2 "Agreement" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.3 "Assets" shall mean all the assets and properties owned by the Company, tangible and intangible, real, personal and mixed.

         13.4 "Benefit Plan" shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical dependent care, cafeteria, employee assistance, scholarship program or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of the Company.

         13.5 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in Houston, Texas are authorized or required by law to close.

         13.6 "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

         13.7 "Christiana" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.8 "Chunn" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.9 "Closing" shall have the meaning such term is given in Section 1.2 hereof.

         13.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         13.11 "Commission" shall mean the United States Securities and Exchange Commission.

         13.12 "Common Stock" shall mean the common stock, $.10 par value, of the Company.

         13.13 "Company" shall have the meaning such term is given in the introductory paragraph to this Agreement; provided, however, that for purposes of the representations and warranties in Section 2 hereof and the covenants in
Section 5 hereof, unless the context otherwise requires, all references to the Company shall mean the Company and its Subsidiaries.

         13.14 "Company HSR Documents" shall have the meaning such term is given in Section 5.5(c)(ii) hereof.

         13.15 "Confidentiality Agreement" shall mean each of the letter agreements dated August 15, 1994, between EVI and the Company.

         13.16 "Conversion Rate" shall have the meaning such term is given in
Section 1.3(a) hereof.

         13.17 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)); provided, however, Damages shall not include consequential, incidental, special, exemplary or punitive damages.

         13.18 "Default" shall mean, as to any party to this Agreement, (a) a default by such party in the performance of any of its material obligations hereunder and the continuation of such default for a period of 15 Business Days after written notice is delivered by Grant or EVI (in the case of a default by the Company or the Shareholders) or by the Company or the Shareholders (in the case of a default by Grant or EVI) to the defaulting party that a default has occurred or (b) the material breach of any representation or warranty of such party hereunder and the continuation of such breach for a period of 15 Business Days after written notice is delivered by Grant or EVI (in the case of a breach by the Company or the Shareholders) or by the Company or the Shareholders (in the case of a breach by Grant or EVI) to the breaching party that a breach has occurred.

         13.19 "Effective Date" shall have the meaning such term is given in
Section 1.2 hereof.

         13.20 "Effective Time" shall mean the date and time when the Merger shall become effective.

         13.21 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         13.22 "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which the Company is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by the Company are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that, to the extent the laws of the state in which any Assets are or were located currently provide for a meaning for "hazardous substance", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         13.23 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice or responsibility, directive embodied in Environmental Laws or relating to environmental matters, injunction, judgment or similar documents (including settlements) relating to environmental matters or (b) pursuant to any claim by a Governmental Entity or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred by such Governmental Entity or person pursuant to common law or statute.

         13.24 "Environmental Losses" shall have the meaning given such term in
Section 11.2 hereof.

         13.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         13.26 "Escrow Shares" shall have the meaning such term is given in
Section 1.4(b) hereof.

         13.27 "EVI" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.28 "EVI Common Stock" shall mean the common stock, $1.00 par value, of EVI.

         13.29 "EVI HSR Documents" shall have the meaning such term is given in
Section 5.5(c)(ii) hereof.

         13.30 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         13.31 "Facilities" shall mean all real property listed on Schedule 2.8(c) hereto.

         13.32 "Financial Statements" shall have the meaning such term is given in Section 2.5 hereof.

         13.33 "Funded Debt" shall mean the sum of (a) the outstanding principal and any unpaid interest not included as a current liability as of the Effective Time under any contract, agreement, indenture, note or other instrument relating to the borrowing of money by or guaranteed by the Company or any of its Subsidiaries and (b) the total amount of all capitalized leases as of the Effective Time.

         13.34 "General Grant Losses" shall have the meaning given such term in
Section 11.1 hereof.

         13.35 "Governmental Entity" shall mean the United States of America, any state, province, territory, county, city, municipality and any subdivision thereof, any court, administrative or regulatory agency, commission, department or body or other governmental authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         13.36 "Grant" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.37 "Grant Common Stock" shall mean the common stock, $.01 par value, of Grant.

         13.38 "Hamilton" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.39 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         13.40 "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of Sections 11.1 through 11.6 hereof, as the case may be.

         13.41 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Sections
11.1 through 11.6 hereof, as the case may be.

         13.42 "Intellectual Property" shall mean patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know how, processes and other proprietary intellectual property rights and computer programs.

         13.43 "IRS" shall mean the United States Internal Revenue Service.

         13.44 "Knowledge" shall mean the actual knowledge, after reasonable investigation of (a) with respect to the Company, William Chunn, Sr., William Chunn, Jr., Jerry Wilson, Alan Feinsilber and Sealy Morris, each an executive officer of the Company, (b) with respect to the Shareholders, Chunn, Morris, Hamilton, Sheldon B. Lubar, as Christiana's Chief Executive Officer, and William
T. Donovan, as Christiana's Chief Financial Officer and (c) with respect to EVI or Grant, any executive officer of EVI or Grant; provided, however, that reasonable investigation shall not require the retention of a third party to conduct an independent investigation.

         13.45 "Labor Losses" shall have the meaning such term is given in
Section 11.5(f) hereof.

         13.46 "Losses" shall mean General Grant Losses, Environmental Losses, Tax Losses, Product Losses, Labor Losses or Shareholder Losses, as the case may be.

         13.47 "Market Price" shall mean the average of the closing sales prices of a share of EVI Common Stock as reported by the NYSE for the 20 consecutive trading days immediately prior to the third trading day prior to the Effective Date.

         13.48 "Material Adverse Effect" shall mean, with respect to any Person, a single event, occurrence or fact that, together with all other events, occurrences and facts, has had or could reasonably be expected to have a material adverse effect on the business, results of operations, financial conditions or Assets of that Person.

         13.49 "Merger" shall have the meaning such term is given in the recitals to this Agreement.

         13.50 "Morris" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.51 "Multiemployer Pension Plans" shall have the meaning such term is given in Section 2.9(g) hereof.

         13.52 "NYSE" shall mean the New York Stock Exchange, Inc.

         13.53 "Other Common Stock" shall have the meaning such term is given in
Section 6.2 hereof.

         13.54 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         13.55 "Pension Plans" shall have the meaning such term is given in
Section 2.7(a) hereof.

         13.56 "Permitted Encumbrances" shall mean (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction and (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect on the Company.

         13.57 "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate or unincorporated organization or Governmental Entity.

         13.58 "Preferred Stock" shall mean the preferred stock, $.05 par value, of the Company.

         13.59 "Product Losses" shall have the meaning such term is given in
Section 11.4 hereof.

         13.60 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         13.61 "Registration Expenses" shall mean expenses incurred by EVI in complying with Article 6 of this Agreement, including, without limitation: (a) all registration and filing fees; (b) all printing expenses; (c) all fees and disbursements of counsel for EVI; (d) all blue sky fees and expenses; and (e) all fees and expenses of accountants for EVI.

         13.62 "SEC Documents" shall have the meaning such term is given in
Section 4.6 hereof.

         13.63 The term "securities" shall have the meaning such term is given in Section 3.8(a) hereof.

         13.64 "Securities Act" shall mean the Securities Act of 1933, as amended.

         13.65 The term "securities laws" shall have the meaning such term is given in Section 3.8(a) hereof.

         13.66 "Selling Expenses" shall mean all underwriting fees and discounts and brokerage and selling commissions and fees and expenses of the Shareholders' counsel and any underwriter's counsel (other than the fees and expenses of such counsel for any blue sky matters) applicable to the sales in connection with any registration pursuant to Article 6 hereof.

         13.67 "Shareholders" shall have the meaning such term is given in the introductory paragraph to this Agreement.

         13.68 "Shareholder Losses" shall have the meaning such term is given in
Section 11.6 hereof.

         13.69 "Shortfall Amount" shall mean the sum of (i) the amount, if any, by which the Working Capital of the Company immediately prior to the Effective Time is less than the Target Working Capital and (ii) the amount, if any, by which Funded Debt exceeds the Target Funded Debt.

         13.70 "Subsidiaries" shall mean any corporation, partnership, joint venture, association or other entity in which a party to this Agreement owns, either directly or indirectly, a 50% or more equity or other similar ownership interest; provided, however, that Prideco de Venezuela, S.A. shall not be considered to be a Subsidiary of the Company .

         13.71 "Survival Period" shall have the meaning such term is given in
Article 12 hereof.

         13.72 "Surviving Corporation" shall have the meaning such term is given in Section 1.1(a) hereof.

         13.73 "Target Funded Debt" shall mean $14.0 million plus an amount equal to the amount, if any, by which the Working Capital of the Company immediately prior to the Effective Time is greater than $16.7 million; provided, however, that Target Funded Debt shall not exceed $14.5 million.

         13.74 "Target Working Capital" shall mean $15.0 million.

         13.75 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to Tax, fines, interest and similar charges thereon or related thereto.

         13.76 "Tax Losses" shall have the meaning such term is given in Section
11.3 hereof.

         13.77 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         13.78 "TBCA" shall mean the Texas Business Corporation Act.

         13.79 "Third Party Claims" shall have the meaning such term is given in
Section 11.9(b) hereof.

         13.80 "Waste Materials" shall mean any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         13.81 "Working Capital" shall mean the difference between current assets and current liabilities excluding the principal amount of any Funded Debt included in current liabilities, using generally accepted accounting principals consistently applied by the Company, at year end; provided, however, that the following shall be deemed to be current liabilities: (a) the fees and expenses payable to Wertheim Schroder & Co., or any other broker or advisor whose fees are to be paid by the Company in connection with the transaction contemplated hereby, to the extent not theretofore paid and (b) the amount of any prepayment penalties, make whole charges or similar payments that would be required to be paid with respect to all Funded Debt if such Funded Debt were to be paid in full at Closing and all credit arrangements relating thereto terminated at the Closing; provided further however, that any liability that is not currently a current liability and that would also be an Environmental Loss subject to indemnification under Section 11.2 hereof shall not be considered a current liability for purposes of this definition of "Working Capital"; provided further however, that any Taxes with respect to the items set forth on Schedule 2.16 hereto that have not been accrued as of the date hereof shall not be considered current liabilities unless the failure to accrue for such Taxes would result in the Effective Date Balance Sheet not being in accordance with generally accepted accounting principles.

                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1    Arbitration.

                 (a) Subject to Section 11.5 hereof, in the event there shall exist any dispute or controversy between any of the Shareholders or the Company and EVI with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby (other than with respect to Section 5.7 and Article VI hereof), the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If such dispute or controversy is unable to be resolved by agreement within 30 days following notice by EVI or the prior holders of a majority of the shares of Common Stock and Preferred Stock (the "Shareholder Group") of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, either EVI or the Shareholder Group may require that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section
14.1. If a party elects to submit such matter to arbitration, such party shall provide notice to the other parties of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall name a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator selected to act hereunder shall be disinterested and have no financial relationship with the parties and be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall resolve all disputes in controversy in accordance with the applicable substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding.

                 (b) The arbitrators appointed pursuant to this Section 14.1 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 90 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

                 (c) All expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by EVI and the Shareholders (collectively), except each party shall bear the compensation and expenses of its own counsel, witnesses and employees.

                 (d) No arbitration decision or award, or agreement by the Shareholder Group shall, without the consent of each Shareholder affected, change the limitations set forth in Section 11 hereof.

                 (e) The place of arbitration shall be New York, New York, and each party shall pay its individual costs and fees arising therefrom.

                 (f) Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         14.2 Entire Agreement. This Agreement, the Confidentiality Agreement and the other agreements contemplated hereby constitute the sole understanding of the parties with respect to the matters provided for herein and supersede any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         14.3 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon EVI, Grant and the Company and their respective successors and permitted assigns. This Agreement will inure to the benefit of and be binding upon the Shareholders and their respective successors and assigns and their respective heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld). The parties acknowledge that a transfer of rights and obligations to the estate of a deceased Shareholder or to a guardian or conservator of an incompetent Shareholder shall not be deemed an assignment in prohibition of this Section 14.3. Notwithstanding the foregoing, (a) Grant may assign its rights in this Agreement to an Affiliate and (b) Christiana may assign its rights in this Agreement to an Affiliate or in connection with the transfer of all or substantially all of the assets of Christiana; provided, however, that any such assignment by Grant or Christiana shall not release EVI, Grant or Christiana from any of their obligations or agreements under this Agreement.

         14.4 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, other than as expressly provided for herein, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         14.5 Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         14.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         14.7 Headings. The headings of the Sections and paragraphs of this Agreement and of the Schedules hereto are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

         14.8 Construction and References. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections, paragraphs or clauses are deemed references to the corresponding Sections, paragraphs or clauses in this Agreement, and all references in this Agreement to Schedules are references to the corresponding Schedules attached to this Agreement.

         14.9 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

         14.10 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by facsimile (with receipt confirmed) or by registered or certified mail, postage prepaid:

                 if to the Company or Christiana, to:

                 Christiana Companies, Inc.
                 777 East Wisconsin Avenue, Suite 3380
                 Milwaukee, Wisconsin  53202
                 Attn:  William T. Donovan
                 Facsimile No. 414-291-9061 (confirm 414-291-9000)

                          with copies to:

                          Foley & Lardner
                          777 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202
                          Attn:  Jeffrey H. Lane
                          Facsimile No. 414-297-4900 (confirm 414-297-5444)

                 if to Chunn, to:

                 William Chunn
                 To the address and facsimile number set forth on the signature page under such Person's name.

                 if to Morris, to:

                 Donald Morris
                 To the address and facsimile number set forth on the signature page under such Person's name.

                 if to Hamilton, to:

                 Sandra Hamilton
                 To the address and facsimile number set forth on the signature page under such Person's name.

                 if to EVI or Grant, to:

                 Energy Ventures, Inc.
                 5 Post Oak Park, Suite 1760
                 Houston, Texas   77027
                 Attn:  James G. Kiley
                 Facsimile No. (713) 297-8488 (confirm) (713) 297-8400

                          with copies to:

                          Fulbright & Jaworski L.L.P.
                          1301 McKinney, Suite 5100
                          Houston, Texas 77010-3095
                          Attn:  Curtis W. Huff
                          Facsimile No. (713) 651-5246 (confirm) (713) 651-5657

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fifth day after the day it is so placed in the mail. Any notice which is sent by facsimile shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by facsimile shall promptly be mailed in the manner herein provided to the party to which such notice was given.

         14.11 Governing Law; Interpretation. Except to the extent the provisions of the TBCA are required by the laws of the State of Texas to be applied to the Merger, this Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflicts or choice of law rules of the State of Texas.

         14.12 Dissenters Rights. Each of the Shareholders hereby waives any dissenters or other similar rights that such Shareholder may have under the TBCA or otherwise with respect to the Merger and the transactions contemplated by this Agreement.

         14.13 Attorney-Client Privilege. EVI agrees that communications with respect to the transaction contemplated hereby between Foley & Lardner, in its capacity as counsel to the Company in connection with this Agreement and the Merger, will be privileged and may not be provided to EVI, Grant or the Surviving Corporation. EVI and Grant further consent to Foley & Lardner's continued representation of any of the Shareholders in respect of any dispute between the Shareholders, EVI, Grant or the Surviving Corporation as a successor to the Company, including matters with respect to Article 11 hereof.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf as of the date first above written.

                                              PRIDECO, INC.

                                              By:  /s/ William Chunn
                                                   --------------------------
                                                       William Chunn
                                                       President

                                              ENERGY VENTURES, INC.

                                              By:  /s/ James G. Kiley
                                                   --------------------------
                                                       James G. Kiley
                                                       Vice President, Treasurer
                                                       and Secretary

                                              GRANT ACQUISITION COMPANY

                                              By: /s/ James G. Kiley
                                                  ---------------------------
                                                      James G. Kiley
                                                      Vice President, Treasurer
                                                      and Secretary

                                              CHRISTIANA COMPANIES, INC.

                                              By:  /s/ William T. Donovan
                                                   --------------------------
                                                       William T. Donovan
                                                       Executive Vice President

                                  WILLIAM CHUNN

                                                /s/ William Chunn
                                                --------------------------
                                                    William Chunn
                                                    9850 East Shore Drive
                                                    Willis, Texas 77378
                                                    Facsimile No. (409) 856-3222

         The undersigned is the spouse of William Chunn, who is a signatory to the foregoing Agreement, and I acknowledge I know its contents. I further consent to the entering into of such Agreement and agree that such Agreement shall be binding upon me to the extent of my community property interest.

                                                /s/ Lora E. Chunn
                                               ------------------------------
                                                    Lona E. Chunn

                                  DONALD MORRIS

                                               /s/ Donald Morris
                                               ------------------------------
                                                    Donald Morris
                                                    27 West Rivercrest
                                                    Houston, Texas 77042

         The undersigned is the spouse of Donald Morris, who is a signatory to the foregoing Agreement, and I acknowledge I know its contents. I further consent to the entering into of such Agreement and agree that such Agreement shall be binding upon me to the extent of my community property interest.

                                               /s/ June Morris
                                               ------------------------------
                                                   June Morris

                                 SANDRA HAMILTON

                                           /s/ Sandra Hamilton
                                           -----------------------
                                               Sandra Hamilton
                                               P.O. Box 300455
                                               Bandera, Texas 78003
                                               Facsimile No.: (210) 562-3594

         The undersigned is the spouse of Sandra Hamilton, who is a signatory to the foregoing Agreement, and I acknowledge I know its contents. I further consent to the entering into of such Agreement and agree that such Agreement shall be binding upon me to the extent of my community property interest.

                                           /s/ Al Hamilton
                                          ------------------------
                                               Al Hamilton

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 dated as of June 30, 1995 (this "Amendment"), to the Agreement and Plan of Merger dated as of May 22, 1995 (the "Agreement"), is made and entered into by and among Prideco, Inc., a Texas corporation (the "Company"), Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), William Chunn ("Chunn"), Donald Morris ("Morris"), Sandra Hamilton ("Hamilton", and collectively with Christiana, Chunn and Morris, the "Shareholders"), Energy Ventures, Inc., a Delaware corporation ("EVI"), and Grant Acquisition Company, a Texas corporation ("Grant").

                              W I T N E S S E T H:

         WHEREAS, the parties have previously executed the Agreement, whereby EVI agreed to acquire the Company through a merger of Grant, a wholly-owned Subsidiary of EVI, with and into the Company pursuant to which shares of Preferred Stock and Common Stock of the Company would be converted into EVI Common Stock, on the terms and conditions set forth in the Agreement;

         WHEREAS, in connection with the Merger, Christiana agreed to provide EVI with $9 million in funds to reduce the debt of the Company immediately following the Merger through a sale of additional shares of EVI Common Stock to Christiana on the terms and subject to the conditions set forth in the Agreement; and

         WHEREAS, the parties wish to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Each capitalized term used in this Amendment shall have the meaning given to such term in the Agreement, unless defined elsewhere in this Amendment.

         2.      Amendments. The Agreement is amended as follows:

                 (a) Section 1.3(a) is hereby amended to read in its entirety as follows:

                          "1.3    Conversion of Stock.

                                  (a) Except as provided in this Section 1.3 or
                 in Section 1.5 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Common Stock or Preferred Stock or any holder of any shares of Grant Common Stock, each share of Common Stock and Preferred Stock outstanding immediately

`
         prior to the Effective Time shall be converted into the right to receive, upon the surrender of the certificates formerly representing such shares pursuant to Section 1.4 hereof, a fraction of a share of EVI Common Stock per share of Common Stock or Preferred Stock, as the case may be, as follows (the fraction of a share of EVI Common Stock issuable in exchange for the shares of Common Stock and Preferred Stock in the Merger shall be referred to as the "Conversion Rate" with respect to such shares):

                             (i) the Conversion Rate for the Common Stock
                 shall be .52634; and

                            (ii) the Conversion Rate for the Preferred Stock
                 shall be .13571."

         (b) Section 1.3(f) is hereby amended to read in its entirety as follows:

                 "(f)    In the event of any stock dividend or other
         distribution to the holders of EVI Common Stock, stock split, recapitalization, combination, merger, consolidation or other similar change in capitalization, an adjustment to the Conversion Rate will be made. Such adjustment to the Conversion Rate shall be made so that the holder of a share of Common Stock or Preferred Stock would receive in the Merger for each share of EVI Common Stock issuable in the Merger such number of shares of EVI Common Stock and other securities or property as a holder of a share of EVI Common Stock as of the date hereof would have in respect of such share of EVI Common Stock as of the Effective Time. The Market Price shall also be appropriately adjusted in the event of a stock split, reclassification or recapitalization to reflect the change in the number of shares of EVI Common Stock."

         (c) Section 5.1(b) is hereby amended to read in its entirety as follows:

                "(b)     The Company shall not without the prior written

         consent of EVI, (i) declare or pay any dividend on or make any other distribution in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iii) purchase, redeem or otherwise acquire any shares of its capital stock or (iv) except as contemplated by this Agreement, enter into any agreement or other transaction with a Shareholder or an Affiliate of a Shareholder."

         (d) Section 5.12(a) is hereby amended to read in its entirety as follows:

                "5.12    Purchase of EVI Stock.

                                  (a) At the Closing, Christiana shall purchase
                 from EVI, and EVI shall sell to Christiana, 606,405 shares of EVI Common Stock for $9,000,000 payable in immediately available funds."

                 (e) Section 6.1(a) is hereby amended to read in its entirety as follows:

                          "(a) Commencing one year after the Effective Date,
                 Christiana, individually, and Chunn, Morris and Hamilton, as a group, may each request EVI to register under the Securities Act all or any portion of the shares of EVI Common Stock (and references in this Article 6 to "EVI Common Stock" shall be deemed to include any securities received by the Shareholders on account of any stock split, stock dividend, recapitalization, other distribution, share exchange or merger of EVI) issued to such Shareholder pursuant to the Merger, purchased by Christiana in the transactions described in
                 Schedule 3.1 or Section 5.12 hereof pursuant to a plan of distribution to be described in such notice; provided that, unless otherwise agreed to by EVI, such request may not be for a continuous or "shelf" registration made pursuant to Rule 415 promulgated under the Securities Act or any similar or successor rule. EVI shall be obligated to register the EVI Common Stock issued to each of Christiana, individually, and Chunn, Morris and Hamilton, as a group, pursuant to this
                 Section 6.1(a) on one occasion only for each such group; provided, however, in the event Christiana elects to dispose of all of its EVI Common Stock pursuant to this Section 6.1(a) and is not able to dispose of all of such EVI Common Stock pursuant to such plan of distribution or in the event such disposition is not completed as a result of a default by EVI under the underwriting agreement relating to such plan of distribution, Christiana shall be entitled to one additional registration pursuant to this Section 6.1(a)."

                 (f) Section 13.47 is hereby amended to read in its entirety as follows:

                          "13.47  "Market Price" shall mean $18.0219."

         3. Non-Effective Provisions. All references in the Agreement to adjustments to the Conversion Rate based on the Market Price shall not be effective.

         4. Representations, Warranties and Covenants. The Company and Christiana represent and warrant to EVI and Grant that no shares of Preferred Stock of the Company have been converted into shares of Common Stock of the Company. The Company and Christiana covenant and agree that no shares of Preferred Stock of the Company will be converted into shares of Common Stock of the Company.

         5. Agreement Otherwise Unchanged. Each reference to the Agreement in the Agreement shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. The Agreement, as amended hereby, is in all respects ratified, approved and confirmed.

         6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         7. Headings. The headings of the Sections and paragraphs of this Amendment are included for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction or interpretation hereof or thereof.

         8. Governing Law; Interpretation. Except to the extent the provisions of the TBCA are required by the laws of the State of Texas to be applied to the Merger, this Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflicts or choice of law rules of the State of Texas.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed on its behalf as of the date first above written.

                                          PRIDECO, INC.

                                          By: /s/ William Chunn
                                            -----------------------------
                                                  William Chunn
                                                  President

                                          ENERGY VENTURES, INC.

                                          By: /s/ James G. Kiley
                                            -----------------------------
                                                  James G. Kiley
                                                  Vice President, Treasurer
                                                  and Secretary

                                          GRANT ACQUISITION COMPANY

                                          By: /s/ James G. Kiley
                                            -----------------------------
                                                  James G. Kiley
                                                  Vice President, Treasurer
                                                  and Secretary

                                          CHRISTIANA COMPANIES, INC.

                                          By: /s/ William T. Donovan
                                            -----------------------------
                                                  William T. Donovan
                                                  Executive Vice President

                                  WILLIAM CHUNN

                                            /s/ William Chunn
                                            ---------------------------------
                                                William Chunn
                                                9850 East Shore Drive
                                                Willis, Texas 77378
                                                Facsimile No. (409) 856-3222

         The undersigned is the spouse of William Chunn, who is a signatory to the foregoing Amendment, and I acknowledge I know its contents. I further consent to the entering into of such Amendment and agree that such Amendment shall be binding upon me to the extent of my community property interest.

                                            /s/ Lora E. Chunn
                                            ---------------------------------
                                                Lona E. Chunn

                                  DONALD MORRIS

                                            /s/ Donald Morris
                                            ---------------------------------
                                                Donald Morris
                                                27 West Rivercrest
                                                Houston, Texas 77042

         The undersigned is the spouse of Donald Morris, who is a signatory to the foregoing Amendment, and I acknowledge I know its contents. I further consent to the entering into of such Amendment and agree that such Amendment shall be binding upon me to the extent of my community property interest.

                                            /s/ June Morris
                                            ---------------------------------
                                                June Morris

                                 SANDRA HAMILTON

                                            /s/ Sandra Hamilton
                                            ---------------------------------
                                                Sandra Hamilton
                                                P.O. Box 300455
                                                Bandera, Texas 78003
                                                Facsimile No.: (210) 562-3594

         The undersigned is the spouse of Sandra Hamilton, who is a signatory to the foregoing Amendment, and I acknowledge I know its contents. I further consent to the entering into of such Amendment and agree that such Amendment shall be binding upon me to the extent of my community property interest.

                                            /s/ Al Hamilton
                                            ---------------------------------
                                                Al Hamilton